Exhibit 99.1

SPECTRUM BRANDS HOLDINGS, INC.

3001 Deming Way

Middleton, WI 53562

December 21, 2016

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of stockholders on Tuesday, January 24, 2017. The meeting will be held at 8:30 a.m., local time, at the Westin Stonebriar Hotel, 1549 Legacy Drive, Frisco, Texas 75034.

This year you will be asked to vote on the following proposals:

(1)	the election of two Class I directors to the Board of Directors for a three-year term;

(2)	the ratification of the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our 2017 fiscal year;

(3)	the approval of a non-binding advisory resolution to approve the compensation of our named executive officers;

(4)	the approval, on a non-binding advisory basis, of the frequency (every one, two, or three years) of the non-binding stockholder vote on the compensation of our named executive officers; and

(5)	the approval of the Spectrum Brands Holdings, Inc. Amended and Restated 2011 Omnibus Equity Award Plan.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, and 5, and FOR every “One Year” with respect to proposal 4. These proposals are described in the attached proxy statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the annual meeting. The Board of Directors has fixed December 14, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of common stock of Spectrum Brands Holdings, Inc. at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, Spectrum Brands Holdings, Inc. had 59,666,219 shares of common stock outstanding and entitled to vote.

If you wish to attend the annual meeting in person, you must reserve your seat by January 17, 2017 by contacting our Investor Relations Department at (608) 275-3340. Additional details regarding requirements for admission to the annual meeting are described in the proxy statement under the heading “Voting in Person.” Your vote is important and it is important that your shares be represented at the annual meeting. To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please vote by proxy using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Stockholders of record who attend the annual meeting may revoke their proxies and vote in person at the annual meeting, if they wish to do so. We appreciate your continued support.

Sincerely,

Andreas Rouvé

Chief Executive Officer

SPECTRUM BRANDS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Spectrum Brands Holdings, Inc.:

The annual meeting of the stockholders of Spectrum Brands Holdings, Inc. (the “Annual Meeting”) will be held on Tuesday, January 24, 2017 at 8:30 a.m., local time, at the Westin Stonebriar Hotel, 1549 Legacy Drive, Frisco, Texas 75034, for the following purposes:

(1)	the election of two Class I directors to the Board of Directors for a three-year term;

(2)	the ratification of the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our 2017 fiscal year;

(3)	the approval of a non-binding advisory resolution to approve the compensation of our named executive officers;

(4)	the approval, on a non-binding advisory basis, of the frequency (every one, two, or three years) of the non-binding stockholder vote on the compensation of our named executive officers; and

(5)	the approval of the Spectrum Brands Holdings, Inc. Amended and Restated 2011 Omnibus Equity Award Plan.

All stockholders of record as of December 14, 2016 will be entitled to vote at the Annual Meeting, whether in person or by proxy. If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting. If you wish to attend the Annual Meeting in person, you must reserve your seat by January 17, 2017 by contacting our Investor Relations Department at (608) 275-3340. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “Voting in Person.”

If you choose to vote by proxy you may do so by using the Internet or the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by the Internet, the telephone, or mailing the proxy card, should be received by 5:00 p.m., Central time, on January 23, 2017. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors. If your shares are held on your behalf by a bank, broker, or other nominee, the proxy statement accompanying this notice will provide additional information on how you may vote your shares. Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the Annual Meeting, if they wish to do so.

By Order of the Board of Directors,

Nathan E. Fagre

Senior Vice President, General Counsel and Secretary

3001 Deming Way

Middleton, WI 53562

December 21, 2016

SPECTRUM BRANDS HOLDINGS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JANUARY 24, 2017

ABOUT THE ANNUAL MEETING

We are furnishing this proxy statement to stockholders of record of Spectrum Brands Holdings, Inc. (“Spectrum” or the “Company”) in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Tuesday, January 24, 2017 at 8:30 a.m., local time, at the Westin Stonebriar Hotel, 1549 Legacy Drive, Frisco, Texas 75034, and at any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement, the accompanying proxy card, and an Annual Report to stockholders for the fiscal year ended September 30, 2016 (the “Annual Report”) containing financial statements and other information of interest to stockholders are expected to be first mailed to stockholders on or about December 23, 2016.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting you will be voting on the following proposals:

1.	to elect two Class I directors to the Board of Directors for a three-year term expiring at the 2020 annual meeting;

2.	to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2017 (“Fiscal 2017”);

3.	to approve a non-binding advisory resolution regarding the compensation of our named executive officers;

4.	to approve, on a non-binding advisory basis, the frequency (every one, two, or three years) of the non-binding stockholder vote on the compensation of our named executive officers; and

5.	to approve the Spectrum Brands Holdings, Inc. Amended and Restated 2011 Omnibus Equity Award Plan.

You will also be voting on such other business as may properly come before the meeting or any adjournment thereof.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

1.	FOR the election of two Class I directors to the Board of Directors for a three-year term expiring at the 2020 annual meeting (PROPOSAL 1);

2.	FOR the ratification of the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for Fiscal 2017 (PROPOSAL 2);

3.	FOR the approval of the non-binding advisory resolution to approve the compensation of our named executive officers (PROPOSAL 3);

4.	FOR the approval, on a non-binding advisory basis, of the option of every “one year” for holding the non-binding stockholder vote on the compensation of our named executive officers (PROPOSAL 4); and

5.	FOR the approval of the Spectrum Brands Holdings, Inc. Amended and Restated 2011 Omnibus Equity Award Plan (PROPOSAL 5).

Stockholders Entitled to Vote at the Meeting

Stockholders of Record

Only stockholders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), as of December 14, 2016 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. You are considered the stockholder of record with respect to your shares if your shares are registered directly in your name with Computershare Shareowner Services, the Company’s stock transfer agent. If you are a stockholder of record, you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 8:30 a.m., local time, at the Westin Stonebriar Hotel, 1549 Legacy Drive, Frisco, Texas 75034.

If you choose to vote by proxy you may do so by using the Internet, the telephone, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by the Internet, the telephone, or by mailing the proxy card, should be received by 5:00 p.m., Central time, on January 23, 2017. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

On the Record Date, there were 59,666,219 shares of Common Stock issued and outstanding, constituting all of our issued and outstanding voting securities. Stockholders of record are entitled to one vote for each share of Common Stock they held as of the Record Date.

Shares Held with a Bank, Broker, or Other Nominee

If your shares are held in an account with a bank, broker, or another third party that holds shares on your behalf, referred to herein as a “nominee,” then you are considered the “beneficial owner” of these shares, and your shares are referred to as being held in “street name.” If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker, or other nominee. Your bank, broker, or other nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker, or other nominee how to vote your shares.

If your shares are held by a bank, broker, or other nominee, they may not be voted or may be voted contrary to your wishes if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares. Brokers, banks, and other nominees have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares held in accounts by their customers in the manner they see fit, or not at all, on “routine” matters if their customers do not provide them with voting instructions. Proposals 1, 3, 4, and 5 are not considered to be routine matters, but Proposal 2 is considered to be a routine matter. When a proposal is not routine and the bank, broker, or other nominee has not received your voting instructions, a bank, broker, or other nominee will not be permitted to vote your shares and a broker “non-vote” will occur. To ensure your shares are voted in the manner you desire, you should provide instructions to your bank, broker, or other nominee on how to vote your shares for each of the proposals to be voted on at the Annual Meeting in the manner provided for by your bank, broker, or other nominee.

Quorum

A “quorum” of stockholders is necessary to hold the Annual Meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting, but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting, will be counted as present for purposes of establishing a quorum.

Votes Required with Respect to Each Proposal

To be elected as a Class I director at the Annual Meeting (Proposal 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. In a plurality vote, the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2017 (Proposal 2). The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to approve the non-binding advisory resolution relating to the compensation of the Company’s named executive officers (Proposal 3) and the Amended and Restated Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (Proposal 5). With respect to the non-binding advisory vote relating to the frequency of the stockholder advisory vote on the named executive officers’ compensation (Proposal 4), the option receiving the most votes cast (i.e., every one, two, or three years) will be considered the frequency approved by the stockholders.

With regards to Proposal 1 (election of directors), shares represented by proxies that are marked “WITHHELD” and shares that are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. With regards to Proposal 2 (ratification of KPMG LLP’s appointment as auditor), shares marked as “ABSTAIN” and shares which are not voted will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against this proposal because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy. With regards to Proposal 3 (approval of the non-binding advisory resolution relating to the compensation of our named executive officers) and Proposal 5 (approval of the Amended and Restated Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan), shares marked as “ABSTAIN” will have the effect of a vote against each such proposal, and shares which are not voted will have no effect on the proposals, because approval of each of these proposals requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal at the Annual Meeting. With regards to Proposal 4 (the non-binding advisory vote on the frequency of the stockholder advisory vote on executive compensation), shares marked as “ABSTAIN” and shares which are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the stockholders’ recommendation with respect to Proposal 4 is determined by a plurality vote.

Proxies and Voting Procedures

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. For the purposes of the Annual Meeting, if you use the Internet or telephone to vote your shares, or complete the attached proxy card and return it to us by 5:00 p.m., Central time, on January 23, 2017, you will be designating the officers of the Company named on the proxy card to act as your proxy and to vote on your behalf in accordance with the instructions you have given via the Internet, by telephone, or on the proxy card at the Annual Meeting.

Voting by Proxy

Stockholders of Record

If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 8:30 a.m., local time, at the Westin Stonebriar Hotel, 1549 Legacy Drive, Frisco, Texas 75034. We recommend that you vote by proxy even if you currently plan to attend the Annual

Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting. You may revoke your vote at any time before 5:00 p.m. Central time, on January 23, 2017, by:

•	attending the Annual Meeting in person and voting again; or

•	signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or via the Internet, since only your latest proxy received by 5:00 p.m., Central time, on January 23, 2017 will be counted.

If you are a stockholder of record, there are several ways for you to vote your shares by proxy:

•	By Mail. You may submit your proxy by completing, signing, and dating the attached proxy card and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by 5:00 p.m., Central time, on January 23, 2017.

•	By Telephone or Over the Internet. You may submit your proxy by telephone or via the Internet by following the instructions provided on the proxy card. If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Central time, on January 23, 2017.

•	In Person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted if you later decide not to or are unable to attend the meeting. Details regarding requirements for admission to the Annual Meeting are described below under the heading “Voting in Person.”

Voting instructions are included on your proxy card. If you properly submit your proxy by telephone, the Internet, or by mail in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed. If you submit your proxy by telephone, the Internet, or by mail, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: (1) FOR the election of the director nominees, (2) FOR the ratification of the appointment KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2017, (3) FOR the approval of the non-binding advisory resolution to approve the compensation of our named executive officers, (4) FOR the approval of the option of every “one year” for holding the non-binding stockholder vote on the compensation of our named executive officers, (5) FOR the approval of the Amended and Restated Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan, and (6) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

Shares Held with a Bank, Broker, or Other Nominee

If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker, or other nominee. Your bank, broker, or other nominee has enclosed or provided a voting instruction card for you to use in directing the bank, broker, or other nominee on how to vote your shares. To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker, or other nominee on how to vote your shares in the manner that they specify. Your bank, broker, or other nominee will be permitted to vote your shares without instruction from you on Proposal 2, but will not be permitted to vote your shares on Proposals 1, 3, 4, or 5 without your instructions. As a result, if you do not provide your bank, broker, or other nominee with instructions on how to vote your shares with respect to Proposal 2, your bank, broker, or other nominee may vote your shares in a different manner than you would have voted if you had provided instructions to your bank, broker, or other nominee, and your vote will not be cast for Proposals 1, 3, 4, and 5. Abstentions will have the same effect as a vote against the adoption of Proposals 2, 3, and 5, and will have no effect on the outcome of the vote on Proposals 1 and 4. Broker “non-votes” will have the same effect as a vote against the adoption of Proposal 2, and will have no effect on the outcome of the vote on Proposals 1, 3, 4, and 5.

Revoking Your Proxy

If you are a stockholder of record, you may revoke your proxy before it is voted by:

•	signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or the Internet, since only your last proxy received by 5:00 p.m., Central time, on January 23, 2017 will be counted;

•	notifying the Secretary of the Company in writing by 5:00 p.m., Central time, on January 23, 2017 that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must contact your bank, broker, or other nominee to revoke your proxy.

Voting in Person

If you are a stockholder of record and you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (608) 275-3340 by January 17, 2017 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification. Registration will begin at 8:00 a.m., local time and the Annual Meeting will begin at 8:30 a.m., local time.

If your shares are held in the name of your broker, bank, or other nominee, and you plan to attend the Annual Meeting and wish to vote in person, you must bring a legal proxy from your broker, bank, or other nominee authorizing you to vote your “street name” shares held as of the Record Date in order to be able to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker, or other nominee permitting you to vote the shares that it holds in its name.

Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting. The Company will bear the costs of the solicitation. We have engaged Georgeson Inc. to assist us in soliciting proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers, and employees in person or by telephone, e-mail, or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Delivery of Proxy Materials and Annual Report to Households

The rules of the Securities and Exchange Commission (the “SEC”) permit companies and banks, brokers, or other nominees to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside (commonly referred to as “householding”). Beneficial owners sharing an address who have been previously notified by their broker, bank, or other nominee and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Annual Meeting Notice, our Annual Report and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of the Annual Meeting Notice, our Annual Report and this proxy statement is delivered may obtain a separate copy of the Annual Meeting Notice, our Annual Report and/or this proxy statement without charge by sending a written request to Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, Wisconsin 53562, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340, or by writing to us via e-mail at investorrelations@spectrumbrands.com. We will promptly deliver an Annual Meeting Notice, Annual Report and/or this proxy statement upon request.

Not all banks, brokers, or other nominees may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your bank, broker, or other nominee directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your bank, broker, or other nominee to revoke your consent.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JANUARY 24, 2017

You may obtain copies of our public filings, including this proxy statement, our 2016 Annual Report on Form 10-K, and the form of proxy relating to the Annual Meeting, without charge from our website at www.spectrumbrands.com under “Investor Relations – SEC Filings” and “Investor Relations – Annual Report,” or from the SEC’s website at www.sec.gov. You also may request a copy of these materials, without charge, by sending an e-mail to investorrelations@spectrumbrands.com. Please make your request no later than January 16, 2017 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials. For meeting directions please call (608) 275-3340.

BOARD OF DIRECTORS

The Board of Directors currently consists of nine members, as determined in accordance with our Second Amended and Restated By-Laws (our “By-Laws”). David M. Maura is our Executive Chairman of the Board of Directors. In accordance with our Amended and Restated Certificate of Incorporation (our “Charter”), the Board of Directors is divided into three classes (designated Class I, Class II, and Class III, respectively), with each class consisting of three directors. The current term of office of the Class I directors expires at the Annual Meeting. The Class II and Class III directors are serving terms that expire at the annual meeting of stockholders to be held in 2018 and 2019, respectively. The three classes are currently comprised of the following directors:

•	Class I consists of Kenneth C. Ambrecht, Eugene I. Davis, and Andreas Rouvé, who will serve until the Annual Meeting;

•	Class II consists of David M. Maura, Terry L. Polistina, and Hugh R. Rovit, who will serve until the annual meeting of stockholders to be held in 2018; and

•	Class III consists of Omar M. Asali, Norman S. Matthews, and Joseph S. Steinberg who will serve until the annual meeting of stockholders to be held in 2019.

Mr. Davis, who currently serves as a Class I director, has informed the Board that he has decided not to stand for re-election and accordingly will be leaving the Board and its committees upon the conclusion of his term at the Annual Meeting, after serving on our Board since 2010. Mr. Davis has served on our Audit Committee and our Compensation Committee. Mr. Davis is leaving the Board to pursue other endeavors, and not as a result of a disagreement with the Company or the Board. The Nominating and Corporate Governance Committee recommended, and the Board approved, the nomination of Mr. Davis for re-election at the upcoming Annual Meeting, given the value he brought to the Board from his background and professional experiences. However, Mr. Davis decided on his own initiative not to stand for re-election in light of his other professional commitments and opportunities. We thank Mr. Davis for his years of service and dedication to the Board and the Company. Following Mr. Davis’ departure at the Annual Meeting, the size of the Board will be reduced to eight directors.

The names of the nominees being presented for consideration by the stockholders (all of whom are incumbent directors) and our continuing directors, their ages, the years in which they became directors of the Company, and certain other information about them are set forth on the following pages. Proxies cannot be voted for a greater number of persons than the two nominees. Except for (i) Spectrum Brands, Inc. (“SBI”), which is a subsidiary of the Company; (ii) Applica Consumer Products, Inc. (“Applica”) which was merged into SBI during fiscal 2015; (iii) Russell Hobbs, Inc. (“Russell Hobbs”), which was merged into SBI during fiscal year 2010; (iv) Shaser, Inc., which is an indirect majority owned subsidiary of the Company; and (v) HRG Group, Inc. (“HRG”), which owns a majority of the Company’s voting securities and may be deemed a parent company or affiliate of the Company, none of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary, or other affiliate of the Company.

Nominees for Re-Election to the Board of Directors

The nominees for directors in Class I, whose three-year terms will expire at the Annual Meeting, are as follows:

Kenneth C. Ambrecht Age 71	Mr. Ambrecht has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Since December 2005, Mr. Ambrecht has served as a principal of KCA Associates LLC, through which he provides advice on financial transactions. From July 2004 to December 2005, Mr. Ambrecht served as a Managing Director with the investment banking firm First Albany Capital, Inc. Prior to that, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director with its capital market division. Mr. Ambrecht is also a member of the Board of Directors of American Financial Group, Inc. During the past five years, Mr. Ambrecht has also served as a director of Dominion Petroleum Ltd. and Fortescue Metals Group Limited. Mr. Ambrecht serves as the Chairman of our Compensation Committee and is a member of our Audit and our Nominating and Corporate Governance Committees. Mr. Ambrecht’s experience in banking and capital markets led the Board of Directors to conclude that he should be a member of the Board of Directors.

Andreas Rouvé Age 55	Mr. Rouvé has served as one of our directors since October 2015. Mr. Rouvé was appointed our Chief Executive Officer, effective April 1, 2015, and he previously held the position of Chief Operating Officer of the Company, effective February 2014, until his appointment to Chief Executive Officer. Mr. Rouvé previously held the position of President of the Company’s international activities beginning in January 2013. Previously, commencing in 2007, he served as Senior Vice President and Managing Director of Spectrum Brands’ European Battery and Personal Care business and subsequently led the integration of the Home Appliances and Pet Supplies European businesses in 2010-2011. Mr. Rouvé joined Spectrum Brands in 2002 as Chief Financial Officer of the European Battery division. Prior to that, he worked 13 years with VARTA AG in a variety of management positions, including Chief Financial Officer of VARTA Portable Batteries from 1999 to 2002, Managing Director Asia from 1997 to 1999, and Director of Finance of 3C Alliance L.L.P., a U.S. joint venture of VARTA, Duracell, and Toshiba, from 1995 to 1997. Mr. Rouvé holds a Master’s of Business Administration (Diplom-Kaufmann) from the University of Mannheim (Germany) and a Doctor of Economics and Social Science (Dr. rer. soc. oec.) from the University of Linz (Austria). Mr. Rouvé’s extensive experience with the global operations of the Company since 2002 and his appointment as Chief Executive Officer this year led the Board of Directors to conclude that he should be a member of the Board of Directors.

Directors Continuing in Office

The directors continuing in office in Class II, whose three-year terms will expire at the 2018 annual meeting of stockholders, are as follows:

David M. Maura Age 44	Mr. Maura has served as our Executive Chairman, effective as of January 20, 2016. Prior to such appointment, Mr. Maura served as Chairman of the Board of Directors since July 2011 and served as interim Chairman of the Board and as one of our directors since June 2010. Mr. Maura was a Managing Director and the Executive Vice President of Investments at HRG from October 2011 until November 2016, and has been a member of HRG’s board of directors since May 2011. Mr. Maura previously served as a Vice President and Director of Investments of Harbinger Capital from 2006 until 2012, where he was responsible for investments in consumer products, agriculture and retail sectors. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service, and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Ferrous Resources, Ltd., Russell Hobbs (formerly Salton, Inc.), Applica, Inc., and HRG. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder. Mr. Maura’s broad experience in M&A, the consumer products and retail sector, finance and investments, and his relationship with HRG led the Board of Directors to conclude that he should be a member of the Board of Directors.

Terry L. Polistina Age 53	Mr. Polistina has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Polistina is also a director of Entic, Inc. and Shaser, Inc. Mr. Polistina served as our President, Small Appliances since June 2010 and became President – Global Appliances in October 2010 and left in September 2013. Prior to that time, Mr. Polistina served as the CEO and President of Russell Hobbs. Mr. Polistina served as Chief Operating Officer at Applica, Inc. in 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Applica, Inc. combined with Russell Hobbs. Mr. Polistina also served as a Senior Vice President of Applica, Inc. since June 1998. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds a Masters of Business Administration from the University of Miami. Mr. Polistina’s experience with the operations of Russell Hobbs and Applica, Inc. led the Board of Directors to conclude that he should be a member of the Board of Directors.

Hugh R. Rovit Age 56	Mr. Rovit has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Rovit is presently Chief Executive Officer of Ellery Homestyles, a leading supplier of branded and private label home fashion products to major retailers, offering curtains, bedding, throws and specialty products. Previously, Mr. Rovit served as Chief Executive Officer of Sure Fit Inc., a marketer and distributor of home furnishing products from 2006 through 2012, and was a Principal at a turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998. Mr. Rovit is a director of Xpress Retail and a director emeritus of Nellson Nutraceuticals, Inc., Kid Brands Inc., Atkins Nutritional, Inc., Oneida, Ltd., Cosmetic Essence, Inc. and Twin Star International. Mr. Rovit received his Bachelor of Arts degree cum laude from Dartmouth College and has a Masters of Business Administration from the Harvard Business School. Mr. Rovit is a member of our Audit Committee. Mr. Rovit’s experience with the operations and management of various consumer products companies led the Board of Directors to conclude that he should be a member of the Board of Directors.

The directors continuing in office in Class III, whose three-year terms will expire at the 2019 annual meeting of stockholders, are as follows:

Omar M. Asali Age 46	Mr. Asali has served as our Vice Chairman of the Board of Directors and as one of our directors since July 2011. Mr. Asali has served as a director of HRG since May 2011, and has been a senior officer of HRG since June 2011. Mr. Asali has served as the Chief Executive Officer since March 2015 and President of HRG since October 2011; in November 2016, Mr. Asali announced his plan to leave HRG in the second half of Fiscal 2017. Mr. Asali is also a member of the Board of Directors of Fidelity & Guaranty Life, Front Street Re (Cayman) Ltd., and NZCH Corporation, each of which is a subsidiary of HRG. Mr. Asali is responsible for overseeing the day-to-day activities of HRG, including M&A activity and overall business strategy for HRG and its underlying subsidiaries. Mr. Asali has been directly involved in all of HRG’s acquisitions across all sectors, and he is actively involved in HRG’s management and investment activities. Prior to becoming President of HRG, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital Partners LLC (“Harbinger Capital”), where he was responsible for global portfolio strategy and business development. Before joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“Goldman Sachs HFS”) where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an MBA from Columbia Business School and a B.S. in Accounting from Virginia Tech. Mr. Asali is a member of our Nominating and Corporate Governance Committee. Mr. Asali’s experience and in-depth knowledge of M&A, capital markets and the financial services industry enables Mr. Asali to provide valuable guidance to the Board of Directors, including with respect to assessment of M&A opportunities, business and financial market trends and strategic planning. These considerations, as well as Mr. Asali’s extensive experience in M&A, finance and investments and his relationship with HRG, led the Board of Directors to conclude that Mr. Asali should be a member of the Board of Directors.

Norman S. Matthews Age 83	Mr. Matthews has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI since August 2009. Mr. Matthews has over three decades of experience as a business leader in marketing and merchandising, and is currently an independent business consultant. As former President of Federated Department Stores, he led the operations of one of the nation’s leading department store retailers with over 850 department stores, including those under the names of Bloomingdales, Burdines, Foley’s, Lazarus and Rich’s, as well as various specialty store chains, discount chains and Ralph’s Grocery. In addition to his senior management roles at Federated Department Stores, Mr. Matthews also served as Senior Vice President and General Merchandise Manager at E.J. Korvette and Senior Vice President of Marketing and Corporate Development at Broyhill Furniture Industries. Mr. Matthews is a Princeton University graduate, and earned his Master’s degree in Business Administration from Harvard Business School. He also currently serves on the Boards of Directors at Party City, The Children’s Place Retail Stores, Inc., is a director emeritus of Henry Schein, Inc., Sunoco, The Progressive Corporation, Toys R’ Us, Duff & Phelps Corporation, and Federated Department Stores, and is a trustee emeritus at the American Museum of Natural History. Mr. Matthews is the Chairman of our Nominating and Corporate Governance Committee. Mr. Matthews’ extensive experience with the operations of various notable consumer products retailers led the Board of Directors to conclude that he should be a member of the Board of Directors.

Joseph S. Steinberg Age 72	Mr. Steinberg has served as one of our directors since February 2015. Mr. Steinberg is currently Chairman of the Board of Leucadia National Corporation, where he has served as a director since 1978 and as President from 1979 to 2013. Mr. Steinberg also is the Chairman of the Board of HRG, a position he has held since December 2014 after becoming a director in July 2014. Mr. Steinberg also has served as Chairman of the Board of HomeFed Corporation since 1999 and as a director since 1998, and is a member of the board of directors of Crimson Wine Group, Ltd. Mr. Steinberg has served as a director of Jefferies Group, LLC since April 2008 and previously served as a director of Mueller Industries, Inc. from September 2011 to September 2012. Mr. Steinberg’s extensive experience with finance and investments and his leadership position at HRG led the Board of Directors to conclude that he should be a member of the Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to those directors named above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. Except for SBI, none of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary, or other affiliate of the Company.

Mr. Douglas L. Martin, age 54, was appointed our Executive Vice President and Chief Financial Officer in September 2014. Prior to joining the Company, Mr. Martin served from September 2012 to August 2014 as Executive Vice President and Chief Financial Officer of Newell Brands, Inc. (formerly known as Newell Rubbermaid Inc.), a global marketer of consumer and commercial products, including writing, home solutions, tools, commercial products, and baby and parenting brands. Mr. Martin was employed by Newell Brands, Inc. since 1987, serving in a variety of senior financial roles, including Deputy Chief Financial Officer from February 2012 to September 2012, Vice President of Finance – Newell Consumer from November 2011 to February 2012, Vice President of Finance – Office Products from December 2007 to November 2011, and Vice President and Treasurer from June 2002 to December 2007. Mr. Martin began his career with KPMG LLP, holds a bachelor’s degree in accounting from Rockford College, Illinois, and is a Certified Public Accountant.

Mr. Nathan E. Fagre, age 61, was appointed our Vice President, General Counsel and Secretary in January 2011, and was promoted to Senior Vice President, General Counsel and Secretary in May 2012. In this role, Mr. Fagre serves as the chief legal officer of the Company and also manages the environmental, health, safety and sustainability function, insurance and risk matters, and government affairs. He previously had served as Senior Vice President, General Counsel and Secretary for ValueVision Media, Inc. from May 2000 until January 2011. Prior to that time, he had served as Senior Vice President, General Counsel and Secretary for the exploration and production division of Occidental Petroleum Corporation, from May 1995 until April 2000. Before joining Occidental Petroleum Corporation, Mr. Fagre had been in private law practice with Sullivan & Cromwell, LLP and Gibson, Dunn & Crutcher, LLP. Mr. Fagre graduated with a bachelor’s degree from Harvard College in 1977, received a master of philosophy (M.Phil.) degree in international relations from Oxford University in 1979, and received a J.D. from Harvard Law School in 1982. Mr. Fagre has served as a director of the Greater Madison Chamber of Commerce since 2012, and as a director of Shaser, Inc., a medical device company, since 2013.

Ms. Stacey L. Neu, age 50, was appointed in April of 2010 as Vice President, Human Resources, and was promoted to Senior Vice President, Human Resources in January of 2014. Ms. Neu previously served as the Division Vice President for Human Resources for the Global Batteries and Appliances business, and before that was the Division Vice President for Human Resources for the Home & Garden business. Prior to those assignments, she was Senior Director for Human Resources for the Personal Care business. She was originally hired by Spectrum in October of 2005 to oversee the Battery and Personal Care – Talent Management function and lead the people integration efforts related to the acquisition of United Industries. Before joining Spectrum, Ms. Neu was employed for six years at Charter Communications in various human resources leadership roles culminating in her appointment to Vice President Corporate Human Resources from 2003 to 2005. Ms. Neu holds a Bachelor of Science Degree in Business from the University of Phoenix.

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;

COMMITTEES OF THE BOARD OF DIRECTORS

Board Activities

During our fiscal year ended September 30, 2016 (“Fiscal 2016”), our Board of Directors held four regular meetings, one special meeting, and acted by unanimous written consent on six occasions. The non-management directors met separately in executive sessions on four occasions immediately following each of the regular board meetings. The chairmen of each of the committees of the Board of Directors rotate service as the presiding director in the executive sessions of the Board of Directors. All of our directors attended all of the Board of Directors meetings and all of the meetings of any committee on which he served during Fiscal 2016.

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Kenneth C. Ambrecht, Eugene I. Davis, Norman S. Matthews, Terry L. Polistina and Hugh R. Rovit. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

All of our directors attended our 2016 annual meeting of stockholders, and we expect all continuing members of our Board of Directors to attend the Annual Meeting.

Our Board of Directors evaluates the appropriate leadership structure for the Company on an ongoing basis, including whether or not one individual should serve as both Chief Executive Officer and Chairman of our Board of Directors. While the Board of Directors has not adopted a formal policy, we currently separate the positions of Chief Executive Officer and Chairman of our Board of Directors. Andreas Rouvé currently serves as our Chief Executive Officer and President. Mr. Maura has been serving as the Chairman of the Board of Directors since 2011, as interim Chairman of the Board of Directors and one of our directors since 2010, and became the Executive Chairman of the Board of Directors in 2016. The Board of Directors believes that the respective roles of Mr. Rouvé and Mr. Maura best utilize their skills and qualifications in the service of the Company at this time. The Board retains the ability to adjust its leadership structure as the needs of the business change.

Committees Established by Our Board of Directors

The Board of Directors has designated three principal standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The functions of each committee and the number of meetings held by each committee in Fiscal 2016 are noted below.

Audit Committee. The Audit Committee has been established in accordance with Section 303A.06 of the NYSE Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the overall purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors, and (iv) our compliance with legal and regulatory requirements. The responsibilities and authority of the Audit Committee are described in further detail in the Charter of the Audit Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.” The report of the Audit Committee for Fiscal 2016 is included elsewhere in this proxy statement.

The current members of our Audit Committee are Kenneth C. Ambrecht, Eugene I. Davis, and Hugh R. Rovit. Our Audit Committee held four regular meetings, three special meetings, and and acted by unanimous written consent on three occasions during Fiscal 2016. All of the members of the Audit Committee attended all meetings. Each of the members of the Audit Committee qualifies as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual, Section 10A(m)(3)(B) of the Exchange Act, and Exchange Act Rule 10A-3(b).

Mr. Davis is the current Chairperson of our Audit Committee and is an Audit Committee Financial Expert. Mr. Davis will step down from the Audit Committee upon the expiration of his term as a director at the Annual Meeting. The Board of Directors expects to name a new committee member and a new Chairperson of the Audit Committee at its first meeting following the Annual Meeting. The Board also has determined that Mr. Rovit is an Audit Committee Financial Expert. Mr. Davis and Mr. Rovit possess the attributes of an “audit committee financial expert” set forth in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Davis currently serves on the audit committee of one other public company. The Board of Directors has determined that such service does not impair the ability of Mr. Davis to serve effectively on the Audit Committee.

Compensation Committee. Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans, (ii) evaluating and approving the performance of the Executive Chairman and the CEO and other executive officers in light of those goals and objectives, and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. The responsibilities and authority of the Compensation Committee are described in further detail in the Charter of the Compensation Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in November 2016, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.” The report of the Compensation Committee for Fiscal 2016 is included elsewhere in this proxy statement.

The current members of our Compensation Committee are Kenneth C. Ambrecht and Eugene I. Davis. Mr. Davis will step down from the Compensation Committee upon the expiration of his term as a director at the Annual Meeting. The Board of Directors expects to name a new member of the Compensation Committee at its first meeting following the Annual Meeting. Our Compensation Committee held four regular meetings, two special meetings, and acted by unanimous written consent on three occasions during Fiscal 2016. All committee members attended all meetings. Mr. Ambrecht is Chairperson of our Compensation Committee. As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Compensation Committee is not required to comply with the independence requirements set forth in Section 303A.05 of the NYSE Listed Company Manual. However, we have made a determination that all of the members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for (i) identifying and recommending to the Board of Directors individuals qualified to serve as our directors and on our committees of the Board of Directors, (ii) advising the Board of Directors with respect to board composition, procedures and committees, (iii) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, and (iv) overseeing the evaluation process of the Board of Directors, our Executive Chairman, and our Chief Executive Officer. The responsibilities and authority of the Nominating and Corporate Governance Committee are described in further detail in the Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in January 2016, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”

The current members of our Nominating and Corporate Governance Committee are Kenneth C. Ambrecht, Omar M. Asali, and Norman S. Matthews. Our Nominating and Corporate Governance Committee held three regular meetings and acted by unanimous written consent on one occasion during Fiscal 2016. Mr. Matthews is the Chairperson of our Nominating and Corporate Governance Committee. As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Nominating and Corporate Governance Committee is not required to comply with the independence requirements set forth in Section 303A.04 of the NYSE Listed Company Manual. As such, we have not made a determination as to whether all of the members of our Nominating and Corporate Governance Committee qualify as independent, as such term is defined in Section  303A.02 of the NYSE Listed Company Manual.

Risk Management and the Board’s Role

The Company’s risk assessment and management function is led by the Company’s senior management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from the Board of Directors and its Committees. Central to the Board of Directors’ oversight function is our Audit Committee. In accordance with the Audit Committee Charter, the Audit Committee is responsible for the oversight of the financial reporting process and internal controls. In this capacity, the Audit Committee is responsible for discussing guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Company has implemented an annual formalized risk assessment process. In accordance with the Company’s process, a committee (the “Governance Risk and Compliance Committee”) of certain members of senior management has the responsibility to identify, assess, and oversee the management of risk for the Company. This committee obtains input from other members of management and subject matter experts as needed. Management uses the collective input received to measure the potential likelihood and impact of key risks and to determine the adequacy of the Company’s risk management strategy. Periodically representatives of this committee report to the Audit Committee on its activities and the Company’s risk exposure.

Availability of Corporate Governance Guidelines, Committee Charters, and Codes of Ethics

Copies of our (i) Corporate Governance Guidelines, (ii) charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, (iii) Code of Business Conduct and Ethics, and (iv) Code of Ethics for the Principal Executive Officer and Senior Financial Officers are available at our Internet website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.” Any stockholder may obtain copies of these documents by sending a written request to Spectrum Brands Holdings, Inc., 3001 Deming Way Middleton, WI 53562, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340, or by writing to us via e-mail at investorrelations@spectrumbrands.com. None of the information posted on our website is incorporated by reference into this proxy statement.

DIRECTOR NOMINATION PROCESS

Nominations for our Board of Directors are made by our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of stockholders or any other source the Nominating and Corporate Governance Committee deems appropriate. The Nominating and Corporate Governance Committee may also engage a search firm or consultant to assist in identifying, screening, and evaluating potential candidates. The Nominating and Corporate Governance Committee has been given the sole authority to retain and terminate any such search firms or consultants.

In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s credentials. The Nominating and Corporate Governance Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills, and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills, and experience; (v) willingness and ability to commit sufficient time to Board of Directors responsibilities; and (vi) qualification to serve on specialized board committees, such as the Audit Committee or Compensation Committee.

Our stockholders may recommend potential director candidates to our Nominating and Corporate Governance Committee by following the procedures described below. The Nominating and Corporate Governance Committee will evaluate recommendations from stockholders in the same manner that it evaluates recommendations from other sources. If you wish to recommend a potential director candidate for consideration by the Nominating and Corporate Governance Committee, please send your recommendation to Spectrum Brands Holdings, Inc., 3001 Deming Way Middleton, WI 53562, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2018 annual meeting must be received no earlier than September 26, 2017 and no later than October 26, 2017 in accordance with our By-Laws. You should use first class, certified mail in order to ensure the receipt of your recommendation. Any recommendation must include: (i) your name and address and a list of the number of shares of Common Stock that you own; (ii) the name, age, business address, and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating and Corporate Governance Committee. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

Under our By-Laws, stockholders may also nominate candidates for election at an annual meeting of stockholders. See “Stockholder Proposals for 2018 Annual Meeting” for details regarding the procedures and timing for the submission of such nominations. Director nominees submitted through this process will be eligible for election at the annual meeting, but information about these candidates will not be included in proxy materials sent to stockholders prior to the meeting, except as described in that section.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed the following section of this report entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

Compensation Committee

Kenneth C. Ambrecht (Chairman)

Eugene I. Davis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section sets forth a description of our practices regarding executive compensation matters with respect to our named executive officers. You should read this section together with the executive compensation tables and narratives which follow, as these sections inform one another.

Executive Summary

Our compensation programs are administered by the Compensation Committee of the Board of Directors. Our compensation programs are designed to attract and retain highly qualified executives, to align the compensation paid to executives with the business strategies of our Company, and to align the interests of our executives with the interests of our stockholders. These programs are based on our “pay-for-performance” philosophy in which variable compensation represents a majority of an executive’s potential compensation.

In terms of our Fiscal 2016 performance, we exceeded both our Company-wide adjusted EBITDA target and our free cash flow target, in each case as defined at the beginning of the fiscal year and then as determined by the Compensation Committee following the end of the fiscal year for our performance plans. Further details on the applicable targets and actual performance are set forth below. During Fiscal 2016, management maintained its focus on cost improvements while continuing its integration of the acquisitions made in Fiscal 2015, investing for future growth and working to overcome the negative impacts of foreign exchange.

Compensation decisions for the named executive officers (“NEOs”) in Fiscal 2016 continued our philosophy of pay-for-performance and our focus on the corporate goals of increased growth, free cash flow generation, and building for superior long-term shareholder returns. During the year, the Company appointed David M. Maura as our new Executive Chairman of the Board, and the Company and SBI entered into an employment agreement with Mr. Maura, effective as of January 20, 2016. The Compensation Committee’s compensation philosophy guided the compensation arrangements for Mr. Maura, with a strong weighting of total compensation on performance-based incentives. During the time periods of Fiscal 2015 and Fiscal 2016, the overall levels of executive compensation (other than for Mr. Maura) have been reduced from previous levels.

For Fiscal 2017, the Compensation Committee established the following incentive programs for the NEOs and other officers and key employees:

•	An annual cash incentive bonus plan, tied to Board-approved adjusted EBITDA and free cash flow targets;

•	An annual equity incentive plan, tied to Board-approved targets for adjusted EBITDA and free cash flow; and

•	The Spectrum S3B Plan, a two-year superior achievement incentive program for Fiscal 2017 and 2018, designed to provide incentives for the NEOs, senior management and selected key employees to achieve stretch goals over the two years in the areas of adjusted earnings per share and return on assets.

In establishing our compensation programs, our Compensation Committee obtains the advice of its independent compensation consultant, Lyons, Benenson & Company Inc. (“LB & Co.”), and evaluates the Company’s programs with reference to a peer group of 15 companies, as specified in the section titled “Role of Committee-Retained Consultants.”

At our 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), our stockholders approved, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis, compensation tables, and related narrative disclosure in the proxy statement for the 2014 Annual Meeting. Our compensation practices as discussed herein are materially consistent with those discussed in the proxy statement for the 2014 Annual Meeting. Additionally, at our 2011 Annual Meeting of Stockholders, our stockholders held a separate vote, on an advisory basis, relating to the frequency of the advisory vote on the compensation of the Company’s NEOs, pursuant to which our stockholders indicated their preference that such vote be held every three years, which was the frequency recommended by the Board of Directors. At the upcoming Annual Meeting, we are conducting both a stockholder advisory vote on executive compensation, as well as an advisory vote relating to the frequency of the advisory vote on executive compensation. This year, our Board of Directors is recommending to the stockholders that the frequency of the advisory vote on pay should be on an annual basis, instead of every three years as in the past. See “Proposal 3: Non-Binding Advisory Vote on Executive Compensation” beginning on page 68 below, and “Proposal 4: Non-Binding Advisory Vote on the Frequency of Stockholder Votes on Executive Compensation” beginning on page 70 below.

Our Named Executive Officers

The Company’s NEOs during Fiscal 2016 consisted of the following persons:

Named Executive Officer	Position
David M. Maura	Executive Chairman of the Board of Directors
Andreas Rouvé	Chief Executive Officer and President
Douglas L. Martin	Executive Vice President and Chief Financial Officer
Nathan E. Fagre	Senior Vice President, General Counsel and Secretary
Stacey L. Neu	Senior Vice President, Human Resources

Our Compensation Committee

The Compensation Committee is responsible for developing, adopting, reviewing, and maintaining the Company’s executive compensation programs in order to ensure that they continue to benefit the Company.

Background on Compensation Considerations

The Compensation Committee pursues several objectives in determining its executive compensation programs. It seeks to attract and retain highly qualified executives and ensure continuity of senior management for the Company as a whole and for each of the Company’s business segments, to the extent consistent with the overall objectives and circumstances of the Company. It seeks to align the compensation paid to our executives with the overall business strategies of the Company while leaving the flexibility necessary to respond to changing business priorities and circumstances. It also seeks to align the interests of our executives with those of our stockholders and seeks to reward our executives when they perform in a manner that creates value for our stockholders. In order to carry out this function, the Compensation Committee:

•	Considers the advice of the independent compensation consultant engaged to advise on executive compensation issues and program design, including advising on the Company’s compensation program as it compares to similar companies;

•	Reviews compensation summaries for each NEO at least once a year, including the compensation and benefit values offered to each executive, accumulated value of equity and other past compensation awards, and other contributors to compensation;

•	Consults with our Chief Executive Officer and other management personnel and Company consultants, including our Senior Vice President, Human Resources, in regards to compensation matters and periodically meets in executive session without management to evaluate management’s input; and

•	Solicits comments and concurrence from other board members regarding its recommendations and actions at the Company’s regularly scheduled board meetings.

Philosophy on Performance Based Compensation

The Compensation Committee has designed the Company’s executive compensation programs so that, at target levels of performance, a significant portion of the value of each executive’s annual compensation (consisting of salary and incentive awards) is based on the Company’s achievement of performance objectives set by the Compensation Committee. We believe that a combination of annual fixed base pay and incentive performance-based pay provides our NEOs with an appropriate mix of current cash compensation and performance compensation. However, in applying these compensation programs to both individual and Company circumstances, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee varies by individual, and the Compensation Committee is free to design compensation programs that provide for target-level performance-based compensation to be an amount greater than, equal to, or less than 50% of total annual compensation. For example, for Fiscal 2017, the percentage of annual compensation at target based on the Company’s achievement of performance objectives (set by the Compensation Committee) for the NEOs is 89% for the five executives as a group. In addition, to highlight the alignment of the incentive plans with stockholder interests, all of the Company’s equity-based incentive programs are completely performance-based plans.

The remainder of each executive’s compensation is made up of amounts that do not vary based on performance. For all NEOs, these non-performance based amounts are set forth in such executive’s employment agreement or written terms of employment, as described below, subject to annual review and potential increase by the Compensation Committee. These amounts are determined by the Compensation Committee taking into account current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level, and the duties and responsibilities of such executive’s position.

A component of incentive compensation also consists of multi-year programs. We believe that awards that have multi-year performance periods and that vest over time enhance the stability of our senior management team and provide greater incentives for our NEOs to remain at the Company.

Role of Committee-Retained Consultants

In Fiscal 2016, our Compensation Committee continued to retain an outside consultant, LB & Co., to assist us in formulating and evaluating executive and director compensation programs. During the past year, the Compensation Committee, directly or through our Senior Vice President, Human Resources, periodically requested LB & Co. to:

•	Provide comparative market data for our peer group, and other groups on request, with respect to compensation matters;

•	Analyze our compensation and benefit programs relative to our peer group;

•	Advise the Compensation Committee on compensation matters and management proposals with respect to compensation matters;

•	Assist in the preparation of this report and the compensation tables provided herewith; and

•	On request, participate in meetings of the Compensation Committee.

In order to encourage an independent view point, the Compensation Committee and its members had access to LB & Co. at any time without management present and have consulted from time to time with LB & Co. without management present.

LB & Co., with input from management and the Compensation Committee, developed a peer group of companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The composition of this peer group is reviewed annually by the Compensation Committee and the compensation consultant and, if appropriate, revised, based on changes in business orientation of peer group companies, changes in financial size or performance of the Company and the peer group companies, and merger, acquisition, spin-off or bankruptcy of companies in the peer group. At the end of Fiscal 2016, the peer group utilized consisted of 15 companies, comprised of Central Garden and Pet Company, Church & Dwight Co., Inc., The Clorox Company, Edgewell Personal Care Company, Energizer Holdings, Inc., Fortune Brands Home & Security, Inc., Hanesbrands, Inc., Hasbro, Inc., Helen of Troy Limited, Mattel, Inc., Newell Brands, Inc., Nu Skin Enterprises, Inc., The Scotts Miracle-Gro Company, Stanley Black & Decker, Inc., and Tupperware Brands Corporation. During 2016, the peer group was revised to delete Jarden Corporation because it was acquired by Newell Brands Inc. during 2016 and is no longer a public company. In connection with this transaction, Newell Brands Inc. succeeded to the business of Newell Rubbermaid Inc., and therefore Newell Brands Inc. has replaced Newell Rubbermaid Inc. in the peer group. Additionally, for 2016, the peer group has been revised to add Helen of Troy Limited because of its industry focus in personal care products and its comparable annual revenues and market capitalization to the Company. While the Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing compensation programs.

No fees were paid to LB & Co. for services other than executive and director compensation consulting during Fiscal 2016. In accordance with SEC rules, our Compensation Committee considered the independence of LB & Co., including an assessment of the following factors: (i) other services provided to the Company by the consultant; (ii) fees paid as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee; (v) any Company stock owned by individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Our Compensation Committee has concluded that no conflict of interest exists that prevented LB & Co. from independently representing our Compensation Committee during Fiscal 2016.

Use of Employment Agreements

Current Employment and Severance Agreements

The Compensation Committee periodically evaluates the appropriateness of entering into employment agreements or other written agreements with members of the Company’s senior management to govern compensation and other aspects of the employment relationship. The Company limits the use of employment agreements and instead uses severance agreements for most executives. With respect to the NEOs, at the direction of the Compensation Committee, the Company has entered into written employment agreements with the following executive officers who were serving at the end of Fiscal 2016: (i) an Employment Agreement dated January 20, 2016 with Mr. Maura (the “Maura Employment Agreement”); (ii) an Employment Agreement dated March 16, 2015, and as amended and restated on December 15, 2016, with Mr. Rouvé (the “Rouvé Employment Agreement”); and (iii) an Employment Agreement dated September 1, 2014, and as amended and restated on December 15, 2016, with Mr. Martin (the “Martin Employment Agreement”). The Maura, Rouvé, and Martin Employment Agreements are with both SBI and the Company. In addition, Mr. Rouvé continues to be a party to a Pension Agreement between VARTA Gerätebatterie GMBH and Mr. Rouvé dated May 17, 1989, including the supplement of July 1, 1999, which was assumed by the Company and governs certain pension payments Mr. Rouvé is entitled to receive. Finally, SBI is a party to Severance Agreements with each of Mr. Fagre and Ms. Neu dated as of November 19, 2012 and September 1, 2009, respectively, and each as amended and restated on December 15, 2016, which govern severance, confidentially, non-competition, and certain other post-employment matters in connection with termination of Mr. Fagre’s and Ms. Neu’s respective employment. The Severance Agreement with Mr. Fagre is referred to herein as the “Fagre Severance Agreement” and the Severance Agreement with Ms. Neu is referred to herein as the “Neu Severance Agreement.”

Term and Renewal

The term of the Maura Employment Agreement expires on October 1, 2018, the current term of the Rouvé Employment Agreement expires on April 1, 2018, and the current renewal term of the Martin Employment Agreement expires on March 1, 2017. The Maura and Rouvé Employment Agreements each provide that upon the expiration of the initial term of the agreement (and any subsequent renewal term), the term of the agreement will automatically be extended for successive one year renewal periods, unless either party provides the other with notice of non-renewal at least 90 days prior to the commencement of the applicable renewal term. The Martin Employment Agreement provides that upon expiration of the current term (and any subsequent renewal term), unless earlier terminated in accordance with such agreement, the agreement will automatically renew for an additional one-year period on March 1st of each year.

Early Termination of Agreements

The Maura, Rouvé, and Martin Employment Agreements each permit the Company to terminate the executive’s employment upon written notice in the event of “cause” (as defined below under the heading “Termination and Change in Control Provisions”). In the case of each executive, if the behavior giving rise to “cause” is the executive’s willful failure or refusal to perform his duties or refusal to follow the direction of the Board of Directors (and, in the case of Mr. Martin, the direction of the Chief Executive Officer), or the executive’s material breach of his employment agreement or any other agreement with the Company, then Mr. Maura, Mr. Rouvé, and Mr. Martin, as applicable, will have 30 days to cure such behavior following notice.

Each of the Maura, Rouvé, and Martin Employment Agreements permit the Company to terminate the applicable executive’s employment without “cause” for any reason upon 90 days’ prior written notice or immediately with payment of base salary in lieu of notice thereof.

The Maura, Rouvé, and Martin Employment Agreements each permit the Company to terminate the executive’s employment upon 30 days’ written notice in the event that the executive is unable to perform his duties for a period of at least six consecutive months by reason of any mental, physical, or other disability. Each agreement also terminates immediately upon the death of the executive.

Each of the Maura, Rouvé, and Martin Employment Agreements allows the applicable executive to voluntarily terminate his employment for any reason upon 90 days’ prior written notice.

The Maura, Rouvé, and Martin Employment Agreements also provide that if the applicable executive resigns upon the occurrence of specified circumstances that would constitute “good reason” (as defined below under the heading “Termination and Change in Control Provisions”), the executive’s resignation will be treated as a termination by the Company without “cause” and entitle the executive to the payments and benefits due with respect to a termination without “cause” under his respective employment agreement. In order to constitute “good reason” under the respective employment agreements, certain specific notice requirements and cure periods must be satisfied. In this regard, each of Mr. Maura, Mr. Rouvé, and Mr. Martin would have 90 days following the occurrence of the facts or circumstances giving rise to “good reason” to give written notice to the Company of his intent to terminate for “good reason,” and the Company will have 30 days thereafter to cure such facts or circumstances.

Both the Fagre and Neu Severance Agreements permit the Company to terminate Mr. Fagre’s or Ms. Neu’s employment, as applicable, at any time upon written notice for any reason. However, in order for such termination by the Company to be treated as a termination for “cause” (as defined below under the heading “Termination and Change in Control Provisions”) as a result of Mr. Fagre’s or Ms. Neu’s, as applicable, (i) willful failure or refusal to perform his or her duties and responsibilities to the Company or any of its affiliates, or (ii) breach of any of the terms of his or her severance agreement or any other agreement between Mr. Fagre or Ms. Neu, on the one hand, and the Company on the other, Mr. Fagre or Ms. Neu, as applicable, must not have remedied or cured such failure, refusal, or breach within a 30-day cure period. Mr. Fagre and Ms. Neu, as applicable, may also terminate his or her respective employment with the Company at any time upon written notice.

The amounts and benefits payable to each such executive upon the termination of such executive’s employment in accordance with their employment or severance agreements, as applicable, are further described under the heading “Termination and Change in Control Provisions” beginning on page 41.

Grants of Restricted Stock Units and Common Stock to David M. Maura

As previously disclosed in our public filings, during the year, the Company appointed David M. Maura as our new Executive Chairman of the Board, and the Company and SBI entered into an employment agreement with Mr. Maura, effective as of January 20, 2016. This appointment was made in light of the significant contributions made by Mr. Maura to the Company in the areas of mergers & acquisitions, strategic planning, corporate finance, investor relations and Company leadership, and the desire by the Board to ensure the continued provision of these valuable services. Under the employment agreement, Mr. Maura’s Fiscal 2016 compensation package was comprised of an annual base salary of $700,000, a performance-based annual cash bonus under the 2016 MIP program with a target opportunity of 125% of base salary, and equity awards as described further below.

A subcommittee of the Compensation Committee (consisting of two independent directors, with Mr. Maura not participating) worked over a period of several months with the independent compensation consultants to the Committee, LB & Co., and outside counsel, to develop a compensation proposal and an employment agreement for this position. The factors considered by the subcommittee included benchmarking data for the compensation received for similar positions at comparable companies in the United States, the compensation currently received by the chief executive officer at Spectrum Brands, the compensation history of Mr. Maura at HRG and as a director at the Company, the need to incentivize Mr. Maura to undertake the commitment to serve as Executive Chairman and enter into the employment agreement, and the contributions to shareholder value anticipated to be provided by the creation of this position and the services to be provided by Mr. Maura. The subcommittee met a number of times with the Board to review the proposed compensation and employment agreement, negotiated the terms with Mr. Maura, and then the subcommittee and the independent compensation advisor reviewed the proposed terms with the Board in the fall of 2015. The Board reviewed and revised the proposal in certain respects and then the offer was presented to Mr. Maura; subsequently, the employment agreement was negotiated and executed.

Pursuant to the employment agreement, on January 20, 2016 the Company made a performance-based award to Mr. Maura of 33,356 performance-based restricted stock units (“RSUs”) pursuant to the 2016 EIP (defined below). This grant and the issuance of the RSUs were made under the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”). The award was valued at $3,000,000 at the time of the grant, if target performance is achieved, subject to the terms and conditions as established by the Board and/or Compensation Committee. As outlined in the section below discussing the 2016 EIP program for the named executive officers, Mr. Maura’s performance goals for 2016 were adjusted so that they represented a nine-month performance period of January through September, 2016 and were tied to the Company’s 2016 annual operating plan for that time period. Accordingly, Mr. Maura’s performance goals were based only on the time period of 2016 during which he was an executive officer.

In addition, on January 20, 2016 the Company made an award to Mr. Maura pursuant to the Spectrum S2B Plan (defined below). The award was denominated in dollars and valued at $3,000,000 at the time of the grant, if target performance is achieved, subject to the terms and conditions as established by the Board and/or Compensation Committee. The performance goals and vesting provisions for this award are as outlined below in the section entitled “Spectrum S2B Plan”. As per the terms of the Spectrum S2B Plan, the award was denominated in dollars but was be payable in RSUs or shares of restricted stock based on the fair market value of the Company’s shares as of the last day of the performance period. Also, on January 20, 2016, the Company made an equity grant to Mr. Maura of 66,711 shares of fully-vested Company common stock, valued at $6,000,000 at the time of the award, in connection with the signing of the Maura Employment Agreement. This award also was made under the 2011 Plan.

The above-described awards made to Mr. Maura are reflected in the “Stock Awards” column in the Summary Compensation Table on page 36 below.

Compensation Components

For Fiscal 2016, the basic elements of our executive compensation program, as designed by the Compensation Committee, were:

•	Base salary;

•	A performance-based annual cash incentive program tied to achievement of performance goals in Fiscal 2016, referred to as our Management Incentive Plan (“MIP”);

•	A performance based annual equity incentive program tied to achievement of performance goals in Fiscal 2016 and, with respect to 50% of any award earned, continued employment through the end of Fiscal 2017, referred to as the Equity Incentive Plan (“EIP”); and

•	A two-year performance based equity incentive program tied to achievement of superior results by the end of Fiscal 2016 and, with respect to 50% of any award earned, continued employment through the end of Fiscal 2017, referred to as the Spectrum S2B Plan.

In addition, based on individual circumstances, title, position, and responsibilities, each NEO received certain other compensation components and perquisites as described herein.

For Fiscal 2017, the basic elements of our executive compensation program, as designed by our Compensation Committee, remain consistent with those outlined above for Fiscal 2016. The Compensation Committee has established an annual MIP and EIP for Fiscal 2017, with the performance targets and potential award amounts for the NEO as described below. In Fiscal 2015, the Compensation Committee established the Spectrum S2B Plan, which covered a two-year performance period from October 1, 2014 to September 30, 2016. In Fiscal 2017, the Compensation Committee also established the Spectrum S3B Plan, which covers a two-year performance period from October 1, 2016 to September 30, 2018.

Base Salary

The annual base salaries for Messrs. Maura, Rouvé, and Martin were initially set forth in each executive’s employment agreement, subject to subsequent increases by the Compensation Committee. Mr. Fagre’s base salary was initially set by the Chief Executive Officer at the time he joined the Company in January 2011. Ms. Neu’s base salary was initially set by the Chief Executive Officer at the time of her appointment as the head of Human Resources. In determining the initial annual base salary for each NEO or in making any subsequent increases, the Compensation Committee considered current market conditions, the Company’s financial condition at the time such compensation levels were determined, compensation levels for similarly situated executives at other companies, experience level, and the duties and responsibilities of such executive’s position. Base salary level is subject to evaluation from time to time by the Compensation Committee to determine whether any increase is appropriate. As of the end of Fiscal 2016, the annual base salaries for the NEOs serving at the end of Fiscal 2016 were as follows:

Named Executive	Annual Base Salary at FYE $
David M. Maura	700,000
Andreas Rouvé	735,000
Douglas L. Martin	550,000
Nathan E. Fagre	375,000
Stacey L. Neu	275,000

Effective April 1, 2015, upon Mr. Rouvé’s promotion to Chief Executive Officer and President, his annual base salary increased from $407,678 to $735,000. On November 16, 2015 the Compensation Committee approved an increase of Ms. Neu’s annual base salary to a level of $275,000, effective as of November 1, 2015.

Management Incentive Plan

General Description

Our management personnel, including our NEOs, participate in the Company’s annual performance-based cash bonus program referred to as the Management Incentive Plan (or the “MIP”), which is designed to compensate executives and other managers based on achievement of annual corporate, business segment, and/or divisional financial goals. Under the MIP, each participant has the opportunity to earn a threshold, target, or maximum bonus amount that is contingent upon achieving the performance goals set by the Compensation Committee and reviewed by the Board of Directors. Particular performance objectives (such as increasing adjusted EBITDA) are established prior to or during the first quarter of the relevant fiscal year and reflect the Compensation Committee’s views at that time of the critical indicators of Company success in light of the Company’s primary business priorities.

The specific financial targets with respect to performance goals are then set by the Compensation Committee based on the Company’s annual operating plan, as approved by our Board of Directors. The annual operating plan includes performance targets for the Company as a whole as well as for each business segment. In the case of divisional managers within those business segments, divisional level performance targets have also been established.

Fiscal 2016 MIP Program

The Fiscal 2016 MIP program supported the corporate goals of increasing EBITDA growth and free cash flow described above under the heading “Philosophy on Performance Based Compensation.” The performance goals for Fiscal 2016 were adjusted EBITDA and Free Cash Flow (as defined below), with the performance targets for each of Messrs. Maura, Rouvé, Martin, and Fagre, and for Ms. Neu equal to those established for the Company as a whole and were not subdivided with regard to the performance of specific business segments or units.

For Fiscal 2016, “adjusted EBITDA” was defined as earnings (defined as net income (loss) of the Company) before interest, taxes, depreciation, and amortization and excluding restructuring, acquisition, and integration charges, and other one-time charges. “Free Cash Flow” meant net cash provided by operating activities, less capital expenditures, plus one-time Board approved additions (such as acquisition costs or debt refinancing costs).

The target Fiscal 2016 MIP award levels achievable at target for each participating NEO were as follows:

Named Executive	MIP Target as % of Annual Base
David M. Maura	125%
Andreas Rouvé	125%
Douglas L. Martin	90%
Nathan E. Fagre	60%
Stacey L. Neu	60%

The Fiscal 2016 MIP plan design had a minimum financial threshold for each of adjusted EBITDA and Free Cash Flow, below which no payout would be earned with respect to that objective. The achievement of the goals of adjusted EBITDA and Free Cash Flow were determined and earned independently of one another. In addition, the Compensation Committee provided the Chief Executive Officer with the discretionary authority to issue up to a total of $10 million in equity awards to designated participants in lieu of any cash bonuses earned under the Fiscal 2016 MIP. The table below reflects for each NEO the percentage of his or her target award achievable pursuant to the performance goals, the performance required to achieve the threshold, target, and maximum payouts based on those performance goals, and the actual 2016 payout achieved. Because Mr. Maura became an executive officer of the Company in January 2016 (upon his appointment as Executive Chairman), the performance goals for Mr. Maura were different than for the other NEOs. Mr. Maura’s goals were based on the nine-month period of January 2016 through September 2016, and were established by the Compensation Committee in January 2016 based on the Company’s 2016 annual operating plan targets for adjusted EBITDA and free cash flow for the January through September, 2016 time period.

			Performance Required to Achieve Bonus % Indicated ($ in millions)
NEO	Performance Metric	Weight (% of Target Bonus)	Threshold (50%)		Target (100%)		Maximum (200%)		Maximum (250%)		Calculated 2016 Payout Factor (% of Target Bonus)
David M. Maura	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	75% 25%	$ $	694.10 683.60	$ $	732.00 740.00	$ $	778.75 785.90	$ $	802.13 808.85	97.46% 44.61%
Andreas Rouvé	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	75% 25%	$ $	897.10 453.60	$ $	935.00 510.00	$ $	981.75 555.90	$ $	1,005.13 578.85	103.64% 38.34%
Douglas L. Martin	Consolidated Adjusted EBITDA	75%		$897.10		$935.00		$981.75		—	103.64%
Nathan E. Fagre	Consolidated Free Cash Flow	25%		$453.60		$510.00		$555.90		—	38.34%
Stacey L. Neu

Fiscal 2017 MIP Program

The Fiscal 2017 MIP program continues to follow the plan design from previous years, with the same corporate goals of increasing Adjusted EBITDA growth and Free Cash Flow. The Compensation Committee retained the same weighting of the Adjusted EBITDA and Free Cash Flow performance measures for Fiscal 2017, with Adjusted EBITDA having a weighting of 75% and Free Cash Flow having a weighting of 25%. The Adjusted EBITDA and Free Cash Flow performance targets for each of the NEOs will equal that established for the Company as a whole and will not be subdivided with regard to the performance of specific business segments or units. The definitions of Adjusted EBITDA and Free Cash Flow are generally the same as described above for the Fiscal 2016 MIP.

The Fiscal 2017 MIP award levels achievable at target for the NEOs are as follows:

Named Executive	MIP Target as % of Annual Base
David M. Maura	125%
Andreas Rouvé	125%
Douglas L. Martin	90%
Nathan E. Fagre	60%
Stacey L. Neu	60%

The Fiscal 2017 MIP plan design has a minimum financial threshold for each of Adjusted EBITDA and Free Cash Flow, below which there will be no payout with respect to that objective. The achievement of the goals of Adjusted EBITDA and Free Cash Flow are determined and earned independently of one another. In addition, at the discretion of the Chief Executive Officer, the Company may issue up to a total of $10 million in equity awards to designated participants in lieu of any cash bonuses earned under the Fiscal 2017 MIP. Acquisitions by the Company will be included from the date of acquisition, subject to negative discretion of the Compensation Committee. The table below reflects for each NEO the percentage of his or her target award achievable pursuant to the performance goals applicable to his or her award, and the performance required to achieve the threshold, target, and maximum payouts based on those performance goals.

			Performance Required to Achieve Bonus % Indicated ($ in millions)
NEO	Performance Metric	Weight (% of Target Bonus)	Threshold (50%)	Target (100%)	Maximum (200%)	Maximum (250%)
David M. Maura	Consolidated Adjusted EBITDA	75%	$952.90	$982.00	$—	$1,055.65
Andreas Rouvé	Consolidated Free Cash Flow	25%	$535.50	$586.00	$—	$665.11
Douglas L. Martin	Consolidated Adjusted EBITDA	75%	$952.90	$982.00	$1,031.10	—
Nathan E. Fagre	Consolidated Free Cash Flow	25%	$535.50	$586.00	$638.74	—
Stacey L. Neu

Spectrum S2B Plan

During 2015, the Compensation Committee, in consultation with members of management, its independent compensation consultant, and outside counsel for the Compensation Committee, designed a two-year superior achievement incentive compensation program for the Company’s NEOs and other members of the Company’s management team and key employees. The program is referred to as the “Spectrum S2B Plan” or “Spectrum S2B,” because the program reflected a strategy to achieve an additional $2 billion of value creation (as measured by stock market capitalization of the Company) by the end of Fiscal 2016. The purpose of the Spectrum S2B Plan was to incentivize senior management to drive the Company’s performance in excess of key financial performance metrics over a two-year performance period consisting of Fiscal 2015 and Fiscal 2016. Awards under the Spectrum S2B Plan were granted pursuant to the Company’s 2011 Plan.

The Spectrum S2B Plan had the following key performance targets: (1) achieving Adjusted EBITDA of at least $800 million in Fiscal 2016; (2) achieving Cumulative Free Cash Flow during Fiscal 2015 and 2016 of at least $800 million; and (3) achieving Adjusted Diluted Earnings Per Share (EPS) in Fiscal 2016 of at least $5.00 per share. In terms of potential award payouts for plan participants, 40% of the award was based on Adjusted EBITDA, 40% on Cumulative Free Cash Flow, and 20% on Adjusted Diluted EPS. In addition, there would be no payout with respect to a given metric if the performance target was not fully achieved as of September 30, 2016.

Participants in the Spectrum S2B Plan had the opportunity to earn additional award amounts based on achievement in excess of the performance targets. The overachievement performance targets and weighting were as follows: (1) 40% of the overachievement award was based on Adjusted EBITDA of $835 million as of September 30, 2016, with linear interpolation of the award if Adjusted EBITDA was between $800 million and $835 million for Fiscal 2016; (2) 40% was based on Cumulative Free Cash Flow of $875 million for Fiscal 2015 and 2016 combined, with linear interpolation of the award if such metric was between $800 million and $875 million for Fiscal 2015 and 2016 combined; and (3) 20% was based on Adjusted Diluted EPS of $5.25 per share for Fiscal 2016, with linear interpolation of the award if such metric was between $5.00 and $5.25 per share for Fiscal 2016. The maximum payout under each of the performance measures would be reduced by 50% if the performance on the remaining measures was less than 90% of target on each.

For purposes of determining achievement of the targets under the Spectrum S2B Plan, the Compensation Committee established the following definitions:

“Adjusted Diluted EPS” means GAAP diluted income per share adjusted for the following items as they relate to the calculation of net income: acquisition and integration related charges, restructuring and related charges, one-time debt refinancing costs, inventory fair-value adjustments related to acquisitions, discontinued operations, stock-based compensation amortization related to the Spectrum S2B Plan, the 2015 EIP, and the 2016 EIP, and normalizing the consolidated tax rate at 35 percent.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, and amortization and excluding restructuring, acquisition, and integration charges, discontinued operations, and other one-time charges. The result of the formula in the preceding sentence was then adjusted so as to negate the effects of acquisitions or dispositions; provided, however that Adjusted EBITDA resulting from businesses or products lines acquired (in Board-approved transactions) during the Spectrum S2B performance period may be included in the calculation from the date of acquisition subject to Compensation Committee approval.

“Cumulative Free Cash Flow” means the cumulative amount during the Spectrum S2B performance period of Adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring, and interest, but excluding proceeds from acquisitions or dispositions. Any reductions in Cumulative Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any Board-approved acquisition, disposition, or refinancing (in each case during the Spectrum S2B performance period) may be added back to Cumulative Free Cash Flow.

Payment and Vesting; Eligibility

Under the plan design, awards were denominated in dollars for achieving 100% of the performance goals, but were payable in RSUs or shares of restricted stock based on the fair market value of the Company’s shares as of the last day of the performance period. Accordingly, each participant was granted a target dollar value. If the above performance criteria were satisfied as of September 30, 2016, then 50% of the award was required to be paid in RSUs or restricted stock within 74 days after the end of Fiscal 2016, and 50% was required to be paid in RSUs or restricted stock which vest one year after the first vesting date, subject to continued employment and any other applicable terms in the underlying award agreement. The Company’s NEOs are required to retain at least 50% of the shares they receive upon vesting (net of any shares withheld by the Company upon vesting for tax purposes) for one year after vesting. There were approximately 175 participants in the Spectrum S2B Plan.

Awards Under the Spectrum S2B Plan

The Company’s Board of Directors, upon the recommendation of the Compensation Committee, approved the following award opportunities under the Spectrum S2B Plan for Messrs. Rouvé, Martin, and Fagre and Ms. Neu. Upon Mr. Maura’s appointment in January 2016 as Executive Chairman, the Board of Directors, upon the recommendation of the Compensation Committee, also approved the award opportunity for Mr. Maura as set forth above.

	Value of RSUs or Restricted Stock Granted (in $)
Name	Award at Target	Additional Award at Maximum Overachievement	Total
David M. Maura	$3,000,000	$1,500,000	$4,500,000
Andreas Rouvé	$3,000,000	$1,500,000	$4,500,000
Douglas L. Martin	$2,000,000	$840,000	$2,840,000
Nathan E. Fagre	$750,000	$262,500	$1,012,500
Stacey L. Neu	$400,000	$140,000	$540,000

Based on performance results for the Spectrum S2B Plan performance period, Mr. Maura earned $4,500,000, which was converted into 32,682 RSUs; Mr. Rouvé earned $4,500,000, which was converted into 32,682 RSUs; Mr. Martin earned $2,840,000, which was converted into 20,626 RSUs; Mr. Fagre earned $1,012,500, which was converted into 7,353 RSUs; and Ms. Neu earned $540,000, which was converted into 3,922 RSUs, in each case 50% of which were vested on December 1, 2016 and 50% of which will vest on December 1, 2017.

Spectrum S3B Plan

During Fiscal 2016, the Compensation Committee, in consultation with members of management, its independent compensation consultant, and outside counsel for the Compensation Committee, reviewed and evaluated the success of the Spectrum S2B Plan in light of its original objectives of incentivizing senior management to drive the Company’s performance in excess of key financial performance metrics during Fiscal 2015 and Fiscal 2016. The Compensation Committee determined the Spectrum S2B Plan succeeded in driving accelerated growth of stockholder value during the 2-year performance period. As a result, the Compensation Committee designed a successor multi-year superior achievement incentive compensation program for the Company’s NEOs and other members of the Company’s management team and key employees that similarly is intended to promote significant stockholder value creation. This successor program is referred to as the “Spectrum S3B Plan” or “Spectrum S3B.” The purpose of the Spectrum S3B Plan is to incentivize senior management to drive the Company’s performance in excess of key financial performance metrics over a two-year performance period consisting of Fiscal 2017 and Fiscal 2018. Awards under the Spectrum S3B Plan were granted pursuant to the Company’s 2011 Plan.

The Compensation Committee determined that the performance metrics for the Spectrum S3B Plan are Adjusted Diluted EPS and Return on Assets. The specific performance targets for Adjusted Diluted EPS and Return on Assets for the two-year performance period are based on the financial goals in Company’s three-year strategic plan that covers this time period. In terms of potential award payouts for plan participants, 50% of the award is based on Adjusted Diluted EPS and 50% on ROA. In addition, there would be no payout with respect to a given metric if the performance target was not fully achieved as of September 30, 2018. The maximum payout is 125% of the target award.

Participants in the Spectrum S3B Plan have the opportunity to earn additional award amounts based on achievement in excess of the performance targets. The additional award opportunity is based on the Company realizing aggressive targets above those set forth in the strategic plan, as determined separately for the Adjusted

Diluted EPS metric and the Return on Assets metric. Under the Spectrum S3B Plan, maximum payouts under each of the performance metrics will be forfeited if the performance on the remaining metric is less than 90% of target.

For purposes of determining achievement of the targets under the Spectrum S3B Plan, the Compensation Committee established the following definitions:

“Adjusted Diluted EPS” means GAAP diluted income per share adjusted for the following items as they relate to the calculation of net income: acquisition and integration related charges, restructuring and related charges, one-time debt refinancing costs, inventory fair-value adjustments related to acquisitions, discontinued operations, stock-based compensation amortization related to the Spectrum S3B Plan above or below the amounts reflected in the plan targets, and normalizing the consolidated tax rate at 35 percent.

“Return on Assets” means Adjusted Cash Flow, divided by Average Tangible Assets. For these purposes, “Adjusted Cash Flow” means U.S. GAAP income plus depreciation and amortization adjusted for the following items as they relate to the calculation of net income: acquisition and integration related charges, restructuring and related charges, one-time debt refinancing costs, inventory fair-value adjustments related to acquisitions, discontinued operations, stock-based compensation amortized related to the Spectrum S3B Plan above or below the amounts reflected in the plan targets and normalizing the consolidated tax rate at 35 percent less capital expenditures. “Average Tangible Assets” means total U.S. GAAP current assets excluding cash and cash equivalents minus total current liabilities excluding current maturities of long term debt, plus net property, plant, and equipment.

Payment and Vesting; Eligibility

Under the plan design, awards are performance based RSUs. If the above performance criteria are satisfied as of September 30, 2018, then 50% of the award is required to be paid in RSUs or restricted stock within 74 days after the end of Fiscal 2018, and 50% is required to be paid in RSUs or restricted stock which vest one year after the first vesting date, subject to continued employment and any other applicable terms in the underlying award agreement. All participants, including the Company’s NEOs, are required to retain at least 50% of the shares they receive upon vesting (net of any shares withheld by the Company upon vesting for tax purposes) for one year after vesting. There are approximately 200 participants in the Spectrum S3B Plan.

Awards Under the Spectrum S3B Plan

In November 2016, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, approved the following award opportunities under the Spectrum S3B Plan for the Company’s NEOs.

	Value of RSUs or Restricted Stock Granted (in $)
Name	Award at Target	Additional Award at Maximum Overachievement	Total
David M. Maura	$3,000,000	$750,000	$3,750,000
Andreas Rouvé	$3,000,000	$750,000	$3,750,000
Douglas L. Martin	$2,000,000	$500,000	$2,500,000
Nathan E. Fagre	$750,000	$187,500	$937,500
Stacey L. Neu	$500,000	$125,000	$625,000

Equity Incentive Plans Background

2016 EIP

The 2016 EIP program was consistent with the design of our prior years’ EIP programs. As with prior years, awards under the 2016 EIP for all participants were made in the form of performance-based RSUs, and the award agreements provided that RSUs vested based on the achievement of the performance goals set for the Company for Fiscal 2016 and on the continued employment of the participant through the fiscal year performance cycle. For the 2016 EIP, the Company performance goals were Adjusted EBITDA and Free Cash Flow, and the targets were as set forth in the Company’s Annual Operating Plan approved by the Board of Directors. The weighting of these two goals was 50% for Adjusted EBITDA and 50% for Free Cash Flow. The definitions of Adjusted EBITDA and Free Cash Flow were generally the same as described for the 2016 MIP.

Under the 2016 EIP, the two performance goals were earned independently of one another. The achievement of the performance goals for each of Messrs. Maura, Rouvé, Martin, and Fagre and for Ms. Neu and all participants were measured on a consolidated Company-wide basis. Acquisitions by the Company are included in the Adjusted EBITDA calculations at the discretion of the Compensation Committee.

The potential RSUs that could be earned by each participating NEO (other than Mr. Maura), for the 50% of the award based on Adjusted EBITDA, expressed as a percentage of that portion of the award amount, ranged from 50% for achievement of the threshold Adjusted EBITDA performance level established by the Compensation Committee of $897.1 million, 100% for achieving the performance goal in full at the target performance level of $935.0 million, and up to a maximum of 135% of the target award if actual performance reached or exceeded the upper achievement threshold of $981.75 million. For the 50% of the award based on Free Cash Flow, the NEOs (other than Mr. Maura) could achieve 50% of this portion of the award for achievement of the threshold Free Cash Flow performance level of $453.6 million, 100% for achieving the performance goal in full at the target performance level of $510.0 million, and up to a maximum of 135% of the target award if actual performance reached or exceeded the upper achievement threshold of $540.6 million. Because Mr. Maura became an executive officer in January 2016, his performance goals were based on the Company’s annual operating plan for the nine-month period of January 2016 to September 2016. Accordingly, Mr. Maura’s nine-month Adjusted EBITDA performance goal was $732.00 million at 100% target, and the free cash flow performance goal was $740.00 million at 100% target. Similar to the other named executive officers, he would receive a lesser (or no) payout if the targets were underachieved, and could realize a maximum of up to 135% of target for overachievement of goals.

The 2016 EIP design had a minimum financial threshold for each of Adjusted EBITDA and Free Cash Flow, set at the level of better than the prior year’s actual performance, below which there was no payout with respect to that objective. The award agreements for the 2016 EIP provided that if an award was earned for Fiscal 2016, then 50% of the RSUs awarded would vest as soon as practicable after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2016, and 50% would vest on the first anniversary of the initial vesting date, subject to continued employment on such anniversary. Awards for performance between threshold and target levels, and between target and maximum levels, could be earned based on a linear curve between the various levels. If both applicable threshold performances were not achieved, then no RSUs were earned. The Compensation Committee also provided in the award agreements for the NEOs that such officers are required to hold at least 25% of the net shares they receive (after any shares withheld by the Company for tax purposes) for at least one year. In addition, the NEOs, and all other officers at the Vice President level or higher, are subject to the share ownership guidelines discussed below.

The table below reflects for each NEO the RSU award amount, the performance metrics established by the Compensation Committee, the weighting of each performance metric, the percentage of his or her target award achievable pursuant to the performance goals applicable to his or her award, the performance required to achieve the threshold, target, and maximum vesting eligibility based on those performance goals, and the percentage payout factor actually achieved:

Performance Required to Be Eligible To Vest – Indicated % of RSUs ($ in millions)
NEO (# of RSUs Awarded)	Performance Metric	Weight (% of Target Award)	Threshold (50%)	Target (100%)	Maximum (135%)	Calculated 2016 Payout Factor (% of Target Bonus) *
David M. Maura (33,356)	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	50% 50%	$694.10 $683.60	$732.00 $740.00	$778.75 $782.50	55.24% 64.82%

Andreas Rouvé (30,647)	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	50% 50%	$897.10 $453.60	$935.00 $510.00	$981.75 $540.60	56.73% 64.44%

Douglas L. Martin (15,323)	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	50% 50%	$897.10 $453.60	$935.00 $510.00	$981.75 $540.60	56.73% 64.44%

Nathan E. Fagre (13,280)	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	50% 50%	$897.10 $453.60	$935.00 $510.00	$981.75 $540.60	56.73% 64.44%

Stacey L. Neu (7,662)	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	50% 50%	$897.10 $453.60	$935.00 $510.00	$981.75 $540.60	56.73% 64.44%

*	Per the plan’s consistency contingency, the plan’s Free Cash Flow calculated 2016 payout factor of 64.44% requires 14.44% payout above target be held until the Company’s 2017 Free Cash Flow achievement be certified as achieved at or above 2016 achievement of $535.40 million. Also per the plan’s consistency contingency, the plan’s EBITDA calculated 2016 payout factor of 56.73% requires 6.73% payout above target be held until the Company’s 2017 EBITDA achievement be certified as achieved at or above 2016 achievement of $952.85 million.

2017 EIP

The 2017 EIP program continues to be consistent with the design of our prior years’ EIP programs. As with prior years, awards under the 2017 EIP for all participants are made in the form of performance-based RSUs, and the award agreements will provide that RSUs will vest based on the achievement of the performance goals set for the Company for Fiscal 2017. As with prior years, for the 2017 EIP the Company performance goals are Adjusted EBITDA and Free Cash Flow, and the targets are as set forth in the Company’s Annual Operating Plan approved by the Board of Directors. Also similar to the prior years, there is a lower threshold below which no award is earned for each of the performance goals, and there is an additional award that could be earned based on a specified upper level of achievement. The weighting of these two goals is 50% for Adjusted EBITDA and 50% for Free Cash Flow. The definitions of Adjusted EBITDA and Free Cash Flow are generally the same as described above.

As with prior years, under the 2017 EIP the two performance goals are earned independently of one another. For the 2017 EIP, the achievement of the performance goals for each of our NEOs are measured on a consolidated Company-wide basis. Acquisitions by the Company will be included in the Adjusted EBITDA calculations subject to the negative discretion of the Compensation Committee.

The potential 2017 RSUs that may be earned for each of our participating NEOs, for the 50% of the award based on Adjusted EBITDA, expressed as a percentage of that portion of the award amount, range from 50% for achievement of the threshold Adjusted EBITDA performance level established by the Compensation Committee, 100% for achieving the performance goal in full at the target performance level, and up to a maximum of 135% of the target award if actual performance reaches or exceeds the upper achievement threshold. For the 50% of the award based on Free Cash Flow, the NEOs could achieve 50% of this portion of the award for achievement of the threshold Free Cash Flow performance level, 100% for achieving the performance goal in full at the target performance level, and up to a maximum of 135% of the target award if actual performance reaches or exceeds the upper achievement threshold.

The 2017 EIP design has a minimum financial threshold for each of Adjusted EBITDA and Free Cash Flow, set at the level of better than the prior year’s actual performance, below which there will be no payout with respect to that objective. The award agreements for the 2017 EIP provide that if an award is earned for Fiscal 2017, then 50% of the RSUs awarded would vest as soon as practicable after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2017, and 50% would vest on the first anniversary of the initial vesting date, subject to continued employment on such anniversary. Performance between threshold and target levels, and between target and maximum levels, would be earned based on a linear curve between the various levels. If both applicable threshold performances are not achieved, then no RSUs will be earned. The Compensation Committee also will provide in the award agreements for the participants in the 2017 EIP program that such executives are required to hold at least 25% of the net shares they receive (after any shares withheld by the Company for tax purposes) for at least one year. In addition, the NEOs, and all other officers at the Vice President level or higher, remain subject to the share ownership guidelines discussed below.

Other Compensation Matters

Stock Ownership Guidelines

The Board of Directors believes that certain of the Company’s officers should own and hold Company common stock to further align their interests with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance. Therefore, effective January 29, 2013, the Board of Directors, upon the recommendation of the Compensation Committee, established stock ownership guidelines applicable to the Company’s NEOs and all other officers of the Company and its subsidiaries with a level of Vice President or above.

Under the stock ownership guidelines, the applicable officers are expected to achieve the levels of stock ownership indicated below (which equal a dollar value of stock based on a multiple of the officer’s base salary) in the applicable time periods:

Position	$ Value of Stock to be Retained (Multiple of Base Salary)	Years to Achieve
Executive Chairman of the Board of Directors and the Chief Executive Officer	5x Base Salary	2 years
Chief Financial Officer, General Counsel, and General Managers of business units	3x Base Salary	2 years
Senior Vice Presidents	2x Base Salary	3 years
Vice Presidents	1x Base Salary	3 years

The stock ownership levels attained by an officer are based on shares directly owned by the officer, whether through earned and vested RSU or restricted stock grants or open market purchases. Unvested restricted shares, unvested RSUs, and stock options are not counted toward the ownership goals. The Compensation Committee reviews, on an annual basis, the progress of the officers in meeting the guidelines, and in some circumstances failure to meet the guidelines by an officer could result in additional retention requirements or other actions by the Compensation Committee.

In addition, all participants, including NEOs, are subject to an additional stock retention requirement requiring them to retain at least 25% of their earned net shares of Company stock (after tax withholding) received under awards granted per the Fiscal 2016 EIP for one year after date of vesting. For Fiscal 2017 EIP, 25% of earned net shares of Company stock (after tax with-holding) must be held for one year after the vesting date of such awards for all participants of the program. In addition, under the terms of the Spectrum S2B Plan, all participants at the level of Vice President or higher are subject to the 50% stock retention requirement (net of tax withholding) for one year after the date of vesting of awards under that plan. For the Spectrum S3B Plan, all participants are subject to a 50% stock retention requirement (net of tax withholding) for one year after date of vesting of awards.

Deferral and Post-Termination Benefits

Retirement Benefits

The Company maintains a 401(k) plan for its employees, including the NEOs.

Supplemental Executive Life Insurance Program

Each of Messrs. Maura, Rouvé, and Martin participates in a program pursuant to which the Company on behalf of each participant makes an annual contribution on October 1 each year equal to 15% of such participant’s base salary as of that date into a company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the insurance provider.

Post-Termination Benefits

As described above, the Company has entered into agreements with Messrs. Maura, Rouvé, Martin, and Fagre and with Ms. Neu which govern, among other things, post-termination benefits payable to each such NEO should his or her employment with the Company terminate. A detailed description of the post-termination rights and benefits pursuant to each of the agreements described in this paragraph is set forth under the heading “Termination and Change in Control Provisions” below.

Perquisites and Benefits

The Company provides certain limited perquisites and other benefits to certain executives, including the NEOs. Among these benefits are financial planning services, tax planning services, car allowances or leased car programs, executive medical exams, and executive life and disability insurance.

Timing and Pricing of Stock-Based Grants

The Company currently does not issue stock options to any officers or employees. Traditionally, annual grants of restricted stock or RSUs to our NEOs are made on the date or as soon as practical following the date on which such grants are approved by the Compensation Committee or the Board, or, if the award dictates the achievement of a particular event prior to grant, as soon as practicable after the achievement of such event. For purposes of valuing awards made under the 2011 Plan, the grant price is the closing sales price of the Company’s common stock on the exchange on which the Company’s shares are listed on the day prior to the grant date.

Tax Treatment of Certain Compensation

Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation paid to its Chief Executive Officer and the three other most highly compensated NEOs (other than the Chief Financial Officer) who remain employed at the end of a fiscal year to the extent such compensation exceeds $1,000,000. This section also includes an exception for certain performance-based compensation awards. While the Compensation Committee believes that it is generally in the Company’s best interests to satisfy these deductibility requirements, it retains the right to authorize payments in excess of the deductibility limits if it believes it to be in the interests of the Company and its stockholders. The Company has had in the past, and specifically reserves the right to have in the future, instances where it pays compensation to its executives that exceed the deductibility limits.

Tax Payments

The Company provides increases in payments to the NEOs and other management personnel to cover personal income tax due as a result of imputed income in connection with the provision of the following perquisites: company leased car, financial planning and tax planning, executive life and disability insurance, and Company-required relocation. Beyond these tax payments, the Company does not make any other payments to the NEOs to cover personal income taxes.

Governing Plans

On October 21, 2010, our Board of Directors approved the 2011 Plan, subject to the approval of the stockholders at the 2011 Annual Meeting. The 2011 Plan was subsequently approved at the 2011 Annual Meeting. At the 2014 Annual Meeting, our stockholders approved an amendment to the 2011 Plan to increase by 1,000,000 the number of shares of Common Stock available for issuance under the 2011 Plan, for an aggregate total of 5,625,676 shares. As of December 14, 2016, we have issued a total of 4,764,410 restricted shares and RSUs under the 2011 Plan, and have remaining authorization under the 2011 Plan to issue up to a total of 861,266 shares of our common stock, or options or restricted stock units exercisable for shares of common stock. In Proposal 5 in this proxy statement, we are requesting that stockholders approve the Amended and Restated Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan, which includes a provision to increase the number of shares of common stock available for issuance under the plan.

Compensation Clawback Policy

On January 28, 2016, the Board of Directors adopted a Compensation Clawback Policy setting forth the conditions under which applicable incentive compensation provided by the Company and its subsidiaries to executive officers may be subject to forfeiture, disgorgement, recoupment, or diminution (“clawback”). The policy provides that the Board of Directors or Compensation Committee shall require the clawback or adjustment of certain incentive-based compensation to the Company in the following circumstances:

•	As required by Section 304 of the Sarbanes Oxley Act of 2002, which generally provides that if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct with financial reporting requirements under the securities laws, then the CEO and CFO must reimburse the Company for any incentive-based compensation or equity compensation and profits from the sale of the Company’s securities during the 12-month period following initial publication of the financial statements that had been restated;

•	As required by Section 954 of the Dodd-Frank Act and Rule 10D-1 of the Securities Exchange Act of 1934, which generally require that, in the event the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the securities laws, the Company may recover from any of its current or former executive officers who received incentive compensation, including stock options, during the three-year period preceding the date on which the Company is required to prepare a restatement based on the erroneous financial reporting, any amount that exceeds what would have been paid to the executive officer after giving effect to the restatement; and

•	As required by any other applicable law, regulation, or regulatory requirement.

Additionally, the Board of Directors or Compensation Committee in their discretion may require that any executive officer who has been awarded incentive-based compensation shall forfeit, disgorge, return, or adjust such compensation in the following circumstances:

•	If the Company suffers significant financial loss, reputational damage, or similar adverse impact as a result of actions taken or decisions made by the executive officer in circumstances constituting illegal or intentionally wrongful conduct or gross negligence; or

•	If the executive officer is awarded or is paid out under the Company’s EIP, and any successor plan, the Company’s MIP, or any other incentive compensation plan of the Company on the basis of a material misstatement of financial calculations or information, or if events coming to light after the award disclose a material misstatement which would have significantly reduced the amount of the award or payout if known at the time of the award or payout.

The awards and incentive compensation subject to clawback under the policy include vested and unvested equity awards, shares acquired upon vesting or lapse of restrictions, short- and long-term incentive bonuses and similar compensation, discretionary bonuses, and any other awards or compensation under the Company’s EIP, MIP, S2B Plan, S3B Plan, and any other incentive compensation plan of the Company. Any clawback under the policy may, in the discretion of the Board of Directors or Compensation Committee, be effectuated through the reduction, forfeiture, or cancellation of awards, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities, or in such other manner as the Board of Directors and Compensation Committee determine to be appropriate, except as otherwise required by law.

In addition, under the 2011 Plan, any equity award agreement granted may be cancelled by the Compensation Committee in its sole discretion, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interests of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in any award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company, in each case except as prohibited by applicable law, if (a) the participant engages in any activity referred to in the preceding sentence, or (b) the amount of any such gain is in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error). Additionally, awards are subject to claw-back, forfeiture, or similar requirements to the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act and Section 954 of the Dodd Frank Act). All equity awards that have been granted under the 2011 Plan to date include such provisions.

Executive Compensation Tables

The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2016, Fiscal 2015, and Fiscal 2014 by the Company’s NEOs. For 2014, the Stock Awards for the NEOs include the 2014 EIP awards and Spectrum 750 awards, and, with respect to Mr. Martin, a one-time restricted stock grant made in connection with joining the Company and his forfeiture of equity awards at his former employer. For 2015, the Stock Awards for the NEOs include the 2015 EIP awards and the Spectrum S2B Plan awards. For 2016, the Stock Awards for the NEOs include the 2016 EIP awards.

Summary Compensation Table for Fiscal Year 2016

Name and Principal Position(1)	Year	Salary $	Bonus $	Stock Awards(2) $	Non- Equity Incentive Plan Compen- sation(3) $	All Other Compen- sation(4) $	Total $
David M. Maura Executive Chairman of the Board of Directors	2016	490,000	—	9,000,026	1,243,112	449,359	11,182,497

Andreas Rouvé Chief Executive Officer and President	2016 2015 2014	735,000 571,339 452,659	— — —	3,000,035 5,872,199 1,650,038	1,308,943 639,354 372,519	701,910 126,621 16,063	5,745,888 7,209,513 2,491,279

Douglas L. Martin Executive Vice President and Chief Financial Officer	2016 2015 2014	550,000 550,688 45,833	— — 845,000	1,499,968 3,415,730 2,500,000	705,227 523,364 —	189,798 142,594 82,500	2,944,992 4,632,376 3,473,333

Nathan E. Fagre Senior Vice President, General Counsel and Secretary	2016 2015 2014	375,000 375,016 372,917	— — —	1,299,979 1,976,937 1,300,013	320,558 237,893 249,818	122,321 83,074 31,139	2,117,858 2,672,920 1,953,887

Stacey L. Neu Senior Vice President of Human Resources	2016 2015	272,916 250,000	— —	750,033 1,107,821	233,295 158,595	39,290 27,426	1,295,533 1,543,842

(1)	Titles included in this column are as of September 30, 2016.
(2)

For Fiscal 2016, this column reflects grants of performance-based restricted stock units under the 2016 EIP. For Fiscal 2015, this column reflects grants of performance-based restricted stock units under the 2015 EIP, and grants under the Spectrum S2B Plan. For Fiscal 2014, this column reflects grants of performance-based restricted stock units under the 2014 EIP, and, with respect to Mr. Martin only, under the 2011 Plan relating to a one-time grant of 28,868 shares of time-based restricted stock granted on September 1, 2014 in connection with his appointment as the Executive Vice President and Chief Financial Officer of the Company. With respect to Mr. Maura only, under the 2011 Plan relating to a one-time grant of 66,711 fully vested shares of the Company’s common stock granted to Mr. Maura on January 20, 2016 in connection with his appointment as Executive Chairman of the Board of Directors. This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 2, Significant Accounting Policies and Practices, of the Notes to Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for Fiscal 2016. The performance-based restricted stock unit awards are subject to performance conditions and the values listed in this column with respect to such awards are based on the probable outcome of such conditions at target as of the grant date. If the conditions for the highest level of performance are achieved, the value of the awards would be as follows (with the exception of Mr. Martin, who did not receive any grants of performance-based RSUs in Fiscal 2014): Mr. Maura (2016 – $4,050,000); Mr. Rouvé

(2016 – $4,050,000; 2015 – $8,608,323; and 2014 – $2,343,048); Mr. Martin (2016 – $2,025,000; 2015 – $4,865,025; Mr. Martin did not receive any grants of performance-based RSUs in Fiscal 2014); Mr. Fagre (2016 – $1,755,000; 2015 – $2,767,480; and 2014 – $1,846,020); and Ms. Neu (2016 – $1,012,500; and 2015 –$1,552,450). At the lowest level of performance, the performance-based restricted stock unit awards are forfeited.
(3)	For Fiscal 2016, 2015, and 2014, this column represents amounts earned under the Company’s 2016, 2015, and 2014 MIP, as applicable. For additional detail on the 2016 MIP and the determination of the cash awards thereunder, please refer to the discussion under the headings “Management Incentive Plan” and the table entitled “Grants of Plan-Based Awards Table for Fiscal Year 2016” and its accompanying footnotes. The cash incentive awards payable under the 2016 and 2015 MIP for Messrs. Maura, Rouvé, Martin, and Fagre were settled in shares of common stock in lieu of cash on December 1, 2015 and November 25, 2016, respectively, as follows: Mr. Maura – 9,594 shares for the 2016 MIP; Mr. Rouvé – 7,046 shares for the 2015 MIP and 10,101 shares for the 2016 MIP; Mr. Martin – 5,768 shares for the 2015 MIP and 5,442 shares for the 2016 MIP; Mr. Fagre – 2,622 shares for the 2015 MIP and 2,474 shares for the 2016 MIP; and Ms. Neu – 1,748 shares for the 2015 MIP and 1,800 shares for the 2016 MIP. The cash incentive award payable under the 2015 MIP for Ms. Neu was settled in 1,748 shares of common stock in lieu of cash on December 1, 2015.
(4)	Please see the following tables for the details of the amounts that comprise the All Other Compensation column.

All Other Compensation Table for Fiscal Year 2016

Name	Financial Planning Services Provided to Executive $	Life Insurance Premiums Paid on Executive’s Behalf(1) $	Car Allowance/ Personal Use of Company Car(2) $	Tax Equaliza- tion Payments(3) $	Company Contribu- tions to Executive’s Qualified Retirement Plan(4) $	Company Contribu- tions to Executive’s Supplemental Life Insurance Policy $	Gift Certificates $	Relocation Bonus $	Dividends $(5)	Director Compensation $(6)	Total $
David M. Maura	30,000	—	16,700	31,945	5,688	77,000	—	—	157,013	131,014	449,359
Andreas Rouvé	30,000	3,699	20,411	39,628	10,497	110,250	—	429,372	58,053	—	701,910
Douglas L. Martin	20,000	2,843	16,257	29,146	9,000	82,500	—	346	29,705	—	189,798
Nathan E. Fagre	20,000	2,629	32,250	29,144	12,531	—	25	—	25,742	—	122,321
Stacey L. Neu	—	573	14,250	8,457	1,130	—	25	—	14,854	—	39,290

(1)	The amount represents the life insurance premium paid for the fiscal year. The Company provides life insurance coverage equal to three times base salary for each executive officer.
(2)	The Company sponsors a leased car and car allowance program. Under the leased car program, costs associated with using the vehicle are also provided. These include maintenance, insurance, and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. Mr. Rouvé, Mr. Martin, Mr. Fagre, and Ms. Neu participated in the leased car program. Mr. Maura received up to $2,000 per month for a car allowance.
(3)	Includes tax payments for the financial benefits received for the following executive benefits and perquisites: financial planning, executive life insurance, and executive leased car program.
(4)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
(5)	Dividends paid on RSUs held by NEOs which were not factored into the grant date fair value of the RSUs.
(6)	Includes 1,100 RSUs granted to Mr. Maura on October 1, 2015 under the 2011 Plan representing the pro-rata (based on days of service as a director) combined equity portion and in lieu of cash portion of his annual director compensation. The award is reported at its aggregate grant date fair value computed in accordance with FASB ASC Topic 718, calculated to be equal to the closing price of the Company’s common stock on the NYSE on the date of grant, which was $92.37 on October 1, 2015. This column also reflects dividends paid of $29,407 on the RSUs held by Mr. Maura which were not factored into the grant date fair value of the RSUs.

Grants of Plan-Based Awards

The following table and footnotes provide information with respect to equity grants made to the NEOs indicated in the table during Fiscal 2016 as well as the range of future payouts under non-equity incentive plans for the NEOs indicated.

Grants of Plan-Based Awards Table for Fiscal Year 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	Grant Date Fair Value of Stock and Option Awards(5) $
Name	Grant Date		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
David M. Maura	1/20/2016	(1)	109,375	875,000	2,187,500
	1/20/2016	(2)				8,339	33,356	45,031		$3,000,000
	1/20/2016	(3)				6,671	33,356	50,033		$3,000,000
	1/20/2016	(4)							66,711	$5,999,987(4)

Andreas Rouvé	10/1/2015	(1)	114,844	918,750	2,296,875
	12/15/2015	(2)				7,662	30,647	41,373		$3,000,035

Douglas L. Martin	10/1/2015	(1)	61,875	495,000	990,000
	12/15/2015	(2)				3,831	15,323	20,686		$1,499,968

Nathan E. Fagre	10/1/2015	(1)	28,125	225,000	450,000
	12/15/2015	(2)				3,320	13,280	17,928		$1,299,979

Stacey L. Neu	10/1/2015	(1)	20,469	163,750	327,500
	12/15/2015	(2)				1,916	7,662	10,344		$750,033

(1)	Represents the threshold, target, and maximum payouts under the Company’s 2016 MIP. The actual amounts earned under the plan for Fiscal 2016 are disclosed in the Summary Compensation Table above as part of the column entitled “Non-Equity Incentive Plan Compensation.” For Messrs. Maura and Rouvé the maximum payouts for the disclosed awards are equal to 250% of target. For Messrs. Martin and Fagre and for Ms. Neu the maximum payouts for the disclosed awards are equal to 200% of target.
(2)	Except as otherwise disclosed, the amounts represent the threshold, target, and maximum payouts, denominated in the number of shares of stock, in respect of performance-based RSUs granted under the Company’s 2016 EIP. See “Compensation Discussion and Analysis – Equity Incentive Plans Background –2016 EIP” for a discussion of the performance measures applicable to the grants.
(3)	For Mr. Maura, the disclosed amounts represent the threshold, target, and maximum payouts under the Company’s Spectrum S2B Plan for Fiscal 2016-2017. The potential award amounts are denominated in dollars, but will be payable in RSUs or shares of restricted stock based on the fair market value of the Company’s shares at the time of the award payout. For purposes of this table, the threshold, target, and maximum number of RSUs or shares of restricted stock disclosed with respect to the award are determined by dividing the dollar value of the potential award opportunity by the closing price per share of the Company’s common stock on the NYSE on the date of grant, which was $89.94 on January 20, 2016.
(4)	Represents a one-time equity award consisting of fully vested shares of the Company’s common stock granted to Mr. Maura on January 20, 2016 in connection with his appointment as Executive Chairman of the Company. Reflects the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The aggregate value of the award has been calculated to be equal to the closing price of the Company’s common stock on the NYSE on the date of grant, which was $89.94 on January 20, 2016.
(5)	Except as otherwise noted, reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of any estimated forfeitures.

We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this proxy statement as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the Summary Compensation Table, All Other Compensation Table for Fiscal Year 2016, and Grants of Plan-Based Awards Table for Fiscal Year 2016.

Outstanding Equity Awards at Fiscal Year End

The following table and footnotes set forth information regarding outstanding restricted stock and restricted stock unit awards as of September 30, 2016 for the NEOs. The market value of shares that have not vested was determined by multiplying $137.69, the closing market price of the Company’s stock on September 30, 2016, the last trading day of Fiscal 2016, by the number of shares.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested $
David M. Maura	—		—	66,038	(1)	9,092,772
Andreas Rouvé	16,286	(2)	2,242,419	64,890	(3)	8,934,704
Douglas L. Martin	8,028	(4)	1,105,375	36,719	(5)	5,055,839
Nathan E. Fagre	6,957	(6)	957,909	21,300	(7)	2,932,797
Stacey L. Neu	4,014	(8)	552,688	11,969	(9)	1,648,012

(1)	Represents 33,356 performance-based RSUs granted to Mr. Maura pursuant to the Company’s 2016 EIP, and 32,682 performance-based RSUs granted pursuant to the Spectrum S2B Plan. The RSUs granted to Mr. Maura under the 2016 EIP vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% (plus any over-achievement upside) will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Mr. Maura under the Spectrum S2B Plan vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% will vest on December 1, 2017, subject to continued employment on that date.
(2)	Represents 16,286 performance-based RSUs granted to Mr. Rouvé pursuant to the Company’s 2015 EIP. The RSUs granted to Mr. Rouvé under the 2015 EIP vest as follows: 50% of the award vested on December 1, 2015, and the remaining 50% vested on December 1, 2016.
(3)	Represents 30,647 performance-based RSUs granted to Mr. Rouvé pursuant to the Company’s 2016 EIP, 1,561 performance-based RSUs granted pursuant to the Company’s 2015 EIP for reaching or exceeding the upper achievement thresholds for the performance goals, and 32,682 performance-based RSUs granted pursuant to the Spectrum S2B Plan. The RSUs granted to Mr. Rouvé under the 2016 EIP vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% (plus any over-achievement upside will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Mr. Rouvé under the Spectrum S2B Plan vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Mr. Rouvé under the 2015 EIP relating to the over-achievement upside vested on December 1, 2016.
(4)	Represents 8,028 performance-based RSUs granted to Mr. Martin pursuant to the Company’s 2015 EIP. The RSUs granted to Mr. Martin under the 2015 EIP vest as follows: 50% of the award vested on December 1, 2015, and the remaining 50% vested on December 1, 2016.

(5)	Represents 15,323 performance-based RSUs granted to Mr. Martin pursuant to the Company’s 2016 EIP, 770 performance-based RSUs granted pursuant to the Company’s 2015 EIP for reaching or exceeding the upper achievement thresholds for the performance goals, and 20,626 performance-based RSUs granted pursuant to the Spectrum S2B Plan. The RSUs granted to Mr. Martin under the 2016 EIP vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% (plus any over-achievement upside) will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Mr. Martin under the Spectrum S2B Plan vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Mr. Martin under the 2015 EIP relating to the over-achievement upside vested on December 1, 2016.
(6)	Represents 6,957 performance-based RSUs granted to Mr. Fagre pursuant to the Company’s 2015 EIP. The RSUs granted to Mr. Fagre under the 2015 EIP vest as follows: 50% of the award vested on December 1, 2015, and the remaining 50% vested on December 1, 2016.
(7)	Represents 13,280 performance-based RSUs granted to Mr. Fagre pursuant to the Company’s 2016 EIP, 667 performance-based RSUs granted pursuant to the Company’s 2015 EIP for reaching or exceeding the upper achievement thresholds for the performance goals, and 7,353 performance-based RSUs granted pursuant to the Spectrum S2B Plan. The RSUs granted to Mr. Fagre under the 2016 EIP vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% (plus any over-achievement upside) will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Mr. Fagre under the Spectrum S2B Plan vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Mr. Fagre under the 2015 EIP relating to the over-achievement upside vested on December 1, 2016.
(8)	Represents 4,014 performance-based RSUs granted to Ms. Neu pursuant to the Company’s 2015 EIP. The RSUs granted to Ms. Neu under the 2015 EIP vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% vested on December 1, 2016.
(9)	Represents 7,662 performance-based RSUs granted to Ms. Neu pursuant to the Company’s 2016 EIP, 385 performance-based RSUs granted pursuant to the Company’s 2015 EIP for reaching or exceeding the upper achievement thresholds for the performance goals, and 3,922 performance-based RSUs granted pursuant to the Spectrum S2B Plan. The RSUs granted to Ms. Neu under the 2016 EIP vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% (plus any over-achievement upside) will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Ms. Neu under the Spectrum S2B Plan vest as follows: 50% of the award vested on December 1, 2016, and the remaining 50% will vest on December 1, 2017, subject to continued employment on that date. The RSUs granted to Ms. Neu under the 2015 EIP relating to the over-achievement upside vested on December 1, 2016.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock vesting during Fiscal 2016 for the NEOs. No options were outstanding during Fiscal 2016.

Stock Vesting Information for Fiscal Year 2016

	Stock Awards
Name	Number of Shares Acquired on Vesting #	Value Realized On Vesting $
David M. Maura	23,251	2,219,695(1)
Andreas Rouvé	38,835	3,699,034(2)
Douglas L. Martin	13,522	1,287,970(3)
Nathan E. Fagre	21,126	2,012,251(4)
Stacey L. Neu	9,620	916,305(5)

(1)	The amount for Mr. Maura in this column represents the value realized upon the vesting of 3,251 RSUs on October 1, 2015, and 20,000 RSUs on November 25, 2015. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $92.37 on October 1, 2015 and $95.97 on November 25, 2015.
(2)	The amount for Mr. Rouvé in this column represents the value realized upon the vesting of 38,835 RSUs on December 1, 2015. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on the vesting date, which was $95.25 on December 1, 2015.
(3)	The amount for Mr. Martin in this column represents the value realized upon the vesting of 13,522 RSUs on December 1, 2015. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on the vesting date, which was $95.25 on December 1, 2015.
(4)	The amount for Mr. Fagre in this column represents the value realized upon the vesting of 21,126 RSUs on December 1, 2015. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on the vesting date, which was $95.25 on December 1, 2015.
(5)	The amount for Ms. Neu in this column represents the value realized upon the vesting of 9,620 RSUs on December 1, 2015. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on the vesting date, which was $95.25 on December 1, 2015.

Pension Benefits

None of our NEOs, with the exception detailed below, participated in any Company pension plans during or as of the end of Fiscal 2016. Mr. Rouvé is entitled to receive certain pension payments under a Pension Agreement between Mr. Rouvé and VARTA Geratebatterie GmbH dated May 17, 1989 as supplemented on July 1, 1999. The Company’s subsidiary, Rayovac Europe, has assumed the obligations of this agreement. For a description of this pension agreement and the payments to Mr. Rouvé thereunder, see “– Executive Specific Provisions –  Andreas Rouvé” below, which description is incorporated by reference herein.

Non-Qualified Deferred Compensation

None of our NEOs participated in any Company non-qualified deferred compensation programs during or as of the end of Fiscal 2016.

Termination and Change in Control Provisions

Awards under the Company’s Incentive Plans

Awards under the 2011 Plan. During Fiscal 2014, 2015, and 2016 each current NEO received RSU awards under the 2011 Plan made pursuant to the Company’s incentive programs. Each of these is governed by the 2011

Plan and, as such, contain provisions triggered by a change in control of the Company. For purposes of these incentive plans, change in control generally means the occurrence of any of the following events:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)	individuals who constituted the Board of Directors at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of the Board;

(iii)	consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)	approval by the stockholders of the Company of either a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Provided that, in each case, it shall not be a change in control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event, or (ii) the Harbinger Master Fund, the Harbinger Special Situations Fund, HRG, and their respective affiliates and subsidiaries beneficially own, directly or indirectly, more than 50% of the combined voting power of the Company or any successor.

In general, in the event a change in control occurs, the Board of Directors may, in its sole discretion, provide that, with respect to any particular outstanding awards:

(i)	all stock options and stock appreciation rights outstanding as of immediately prior to the change in control will become immediately exercisable;

(ii)	the restricted period shall expire immediately prior to the change in control with respect to up to 100 percent of the then-outstanding shares of restricted stock or RSUs (including, without limitation, a waiver of any applicable performance goals);

(iii)

all incomplete performance periods in effect on the date the change in control occurs shall end on that date, and the Compensation Committee may (i) determine the extent to which performance goals with respect to each such performance period have been met based on such audited or unaudited financial information or other information then available it deems relevant and (ii) cause the participant to receive partial or full payment of awards for each such performance period based upon the

Compensation Committee’s determination of the degree of attainment of such performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee; and

(iv)	any awards previously deferred shall be settled as soon as practicable.

Executive-Specific Provisions

As discussed under the heading “Current Employment and Severance Agreements,” each of the continuing NEOs are parties to continuing employment or other written agreements with the Company that govern various aspects of the employment relationship, including the rights and obligations of the parties upon termination of that employment relationship. Set forth below is a brief description of the provisions of those agreements with respect to a termination of employment and/or in the event of a change in control (as defined in the 2011 Plan). The employment agreements with Mr. Rouve and Martin, and the severance agreements with Mr. Fagre and Ms. Neu, were amended and restated effective December 15, 2016 in order to harmonize the change in control treatment applicable to each executive and to make such provisions consistent with those set forth in Mr. Maura’s employment agreement. Accordingly, all named executive officers now have “double-trigger” change in control provisions, including Mr. Martin who formerly had a “single-trigger” provision.

David M. Maura

The Maura Employment Agreement contains the following provisions applicable upon the termination of Mr. Maura’s employment with the Company and/or in the event of a change in control of the Company.

Termination with Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Maura is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Maura’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Maura is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Maura would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Maura accrued pay and benefits.

Termination without Cause, for Good Reason, Death or Disability, Upon a Change in Control, or Upon Non-Renewal. If the employment of Mr. Maura with the Company is terminated by the Company without “cause,” by Mr. Maura for “good reason,” is terminated due to Mr. Maura’s death or disability, or upon a Company initiated non-renewal of the employment agreement, Mr. Maura is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Maura’s compliance with the non-competition and confidentiality restrictions set forth in his employment agreement. In such event the Company will:

•	pay Mr. Maura (i) a cash payment equal to 1.5 times his base salary in effect immediately prior to his termination, plus (ii) a cash payment equal to 1.0 times his target annual MIP bonus of 125% of his then-current base salary, each payable ratably on a monthly basis over the 18-month period immediately following his termination;

•	pay Mr. Maura the pro rata portion, in cash, of the annual MIP bonus (if any) he would have earned for the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Maura for such fiscal year if his employment had not terminated;

•	for the 18-month period immediately following such termination, arrange to provide Mr. Maura and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Maura and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Maura or the Company than the cost to Mr. Maura and the Company immediately prior to such date;

•	payment of accrued vacation time pursuant to Company policy; and

•	all unvested outstanding time-based equity awards will promptly vest as provided in the applicable equity award agreements.

If, however, Mr. Maura’s employment is terminated by the Company without “cause,” by Mr. Maura for “good reason,” or due to a “change in control” (as defined in the 2011 Plan) during the initial term of the employment agreement, then instead of the payment in clause (i) of the first bullet-point above, he will receive a cash payment equal to the greater of (x) a cash amount equal to 1.5 times his base salary, or (y) a cash amount equal to his monthly base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.

If Mr. Maura’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Mr. Maura for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control, then Mr. Maura will receive all severance benefits available to him as if he terminated his employment for “good reason” (as described above), and all outstanding and unvested performance-based equity awards will vest in full (at the target level).

For Mr. Maura, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Use of Employment Agreements,” as, the occurrence of any of the following events without Mr. Maura’s consent:

•	any material reduction in Mr. Maura’s annual base salary or target MIP bonus opportunity then in effect;

•	the required relocation of Mr. Maura’s office at which he is principally employed as of January 20, 2016 to a location more than 50 miles from such office, or the requirement by the Company that Mr. Maura be based at a location other than such office on an extended basis, except for required business travel;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Maura’s responsibilities, authorities, powers, functions, or duties;

•	a breach by the Company of any of its other material obligations under the Maura Employment Agreement; or

•	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Maura Employment Agreement.

For Mr. Maura, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Maura of any deliberate and premeditated act taken by Mr. Maura in bad faith against the interests of the Company that causes or is reasonably anticipated to cause material harm to the Company; (ii) Mr. Maura has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Company that causes or is reasonably anticipated to cause material harm to the Company; (iii) the habitual drug addiction or intoxication of Mr. Maura which negatively impacts his job performance or Mr. Maura’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Maura to perform his duties as set forth in the employment agreement or the willful failure or refusal to follow the direction of the Board of Directors; or (v) Mr. Maura materially breaches any of the terms of the Maura Employment Agreement or any other agreement between himself and the Company and the breach is not cured within 30 calendar days after written notice from the Company.

The above benefits will cease immediately upon the discovery by the Company of Mr. Maura’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in his employment agreement. The Maura Employment Agreement includes non-competition and non-solicitation provisions that extend for 18 months following Mr. Maura’s termination, and confidentiality provisions that extend for seven years following Mr. Maura’s termination.

Andreas Rouvé

The Rouvé Employment Agreement contains the following provisions applicable upon the termination of Mr. Rouvé’s employment with the Company.

Termination with Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Rouvé is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Rouvé’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Rouvé is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Rouvé would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Rouvé accrued pay and benefits.

Termination without Cause, for Good Reason, Death, or Disability. If the employment of Mr. Rouvé with the Company is terminated by the Company without “cause,” by Mr. Rouvé for “good reason,” or is terminated due to Mr. Rouvé’s death or disability, Mr. Rouvé is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Rouvé’s compliance with the non-competition and confidentiality restrictions set forth in his employment agreement. In such event the Company will:

•	pay Mr. Rouvé a cash payment equal to 1.5 times his base salary, and a cash payment equal to 1x the target annual MIP bonus of 125% of Mr. Rouvé’s then current base salary, each payable ratably on a monthly basis over the 18-month period following termination;

•	pay Mr. Rouvé a pro rata portion, in cash, of the annual MIP bonus Mr. Rouvé would have earned for the fiscal year in which termination occurs if his employment had not ceased;

•	provide medical insurance coverage and certain other employee benefits for Mr. Rouvé and his dependents for the 18-month period following termination;

•	pay Mr. Rouvé his accrued vacation time pursuant to Company policy; and

•	all unvested outstanding time-based equity awards will promptly vest as provided in the applicable equity award agreements.

For Mr. Rouvé, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Use of Employment Agreements,” as the occurrence of any of the following events without Mr. Rouvé’s consent:

•	any reduction in Mr. Rouvé’s base salary or target MIP bonus opportunity then in effect;

•	the relocation of the Company’s office at which he is principally employed as of April 1, 2015 to a location more than 50 miles from such office, or the requirement by the Company that Mr. Rouvé be based at an office other than the Company’s office at such location on an extended basis, except for required business travel;

•	a substantial diminution or other substantive adverse change in the nature or scope of his responsibilities, authorities, powers, functions, or duties;

•	a breach by the Company of any of its material obligations under the Rouvé Employment Agreement; or

•	the failure of the Company to obtain the agreement for any successor to the Company to assume and agree to perform the Rouvé Employment Agreement.

For Mr. Rouvé, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Rouvé of any deliberate and premeditated act taken by Mr. Rouvé in bad faith against the interests of the Company that causes or is reasonably anticipated to cause material harm to the Company; (ii) Mr. Rouvé has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Company that causes or is reasonably anticipated to cause material harm to the Company; (iii) the habitual drug addiction or intoxication of Mr. Rouvé which negatively impacts his job performance or Mr. Rouvé’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Rouvé to perform his duties as set forth in the employment agreement or the willful failure or refusal to follow the direction of the Board of Directors, provided such failure or refusal continues after 30 calendar days of the receipt of written notice from the Board of such failure or refusal; or (v) Mr. Rouvé materially breaches any of the terms of the Rouvé Employment Agreement.

If Mr. Rouvé’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Mr. Rouvé for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control, then Mr. Rouvé will receive all severance benefits available to him as if he terminated his employment for “good reason” (as described above), and all outstanding and unvested performance-based equity awards will vest in full (at the target level).

The above benefits will cease immediately upon the discovery by the Company of Mr. Rouvé’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in his employment agreement. The Rouvé Employment Agreement includes non-competition and non-solicitation provisions that extend for 18 months following Mr. Rouvé’s termination, and confidentiality provisions that extend for seven years following Mr. Rouvé’s termination. In addition, Mr. Rouvé’s agreement provides that he shall not be required to seek other employment or otherwise attempt to reduce the benefits payable to him during the severance payment period, and there shall be no reduction or offset of such payments following Mr. Rouvé’s obtaining of any other employment during such period.

The Company’s subsidiary, Rayovac Europe, also assumed the obligations of the Pension Agreement between Mr. Rouvé and VARTA Geratebatterie GmbH dated May 17, 1989 as supplemented on July 1, 1999 (the “Rouvé Pension Agreement”). Under the Rouvé Pension Agreement, pension payments will be paid to Mr. Rouvé upon permanent disablement, reaching 65 years of life or earlier retirement at the requirement of the Company. Pension pay will be $20,081 (€17,895) per year. In the case of resignation or termination the acquired pension benefit is nonlapsable. The pension plan is based on accruals during the employment period of Mr. Rouvé, for which Rayovac Europe makes all contributions to the accrual. As of September 30, 2016 the accrual for Mr. Rouvé’s pension plan equaled $304,456 (€271,308). Rayovac Europe’s allocation to the accrual amount for Fiscal 2016 was $61,660 (€54,947). Every three years after retirement the current pay will be increased according to the Employers’ Retirement Benefits Law (Betriebsrentengesetz). All amounts in this paragraph for Mr. Rouvé were denominated in Euros and converted to U.S. dollars at the rate of $1.12218 per Euro, which was the published rate from the OANDA Corporation currency database as of September 30, 2016.

Douglas L. Martin

The Martin Employment Agreement contains the following provisions applicable upon the termination of Mr. Martin’s employment with the Company and/or in the event of a change in control of the Company.

Termination with Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Martin is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Martin’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Martin is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Martin would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Martin accrued pay and benefits.

Termination without Cause, for Good Reason, Death, or Disability, or Upon a Change in Control. If the employment of Mr. Martin with the Company is terminated by the Company without “cause,” by Mr. Martin for “good reason,” or is terminated due to Mr. Martin’s death or disability, Mr. Martin is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Martin’s compliance with the non-competition and confidentiality restrictions set forth in his employment agreement. In such event the Company will:

•	pay Mr. Martin (i) 1.5 times his base salary in effect immediately prior to his termination, plus (ii) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination;

•	pay Mr. Martin the pro rata portion of the annual bonus (if any) he would have earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Martin for such fiscal year if his employment had not terminated;

•	for the 18-month period immediately following such termination, arrange to provide Mr. Martin and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Martin and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Martin or the Company than the cost to Mr. Martin and the Company immediately prior to such date;

•	pay Mr. Martin his accrued vacation time pursuant to Company policy; and

•	all unvested outstanding time-based equity awards will promptly vest as provided in the applicable equity award agreements.

For Mr. Martin, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Use of Employment Agreements,” as, the occurrence of any of the following events without Mr. Martin’s consent:

•	any material reduction in Mr. Martin’s annual base salary;

•	the required relocation of Mr. Martin’s place of principal employment to a location more than 50 miles from Mr. Martin’s current office, or the requirement by the Company that Mr. Martin be based at an office other than his current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Martin’s responsibilities, authorities, powers, functions, or duties;

•	a breach by the Company of any of its other material obligations under the Martin Employment Agreement; or

•	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Martin Employment Agreement.

For Mr. Martin, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events: (i) the commission by Mr. Martin of any deliberate and premeditated act taken by Mr. Martin in bad faith against the interests of the Company; (ii) Mr. Martin has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Martin which negatively impacts his job performance or Mr. Martin’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Martin to perform his duties as set forth in the employment agreement or the willful failure or refusal to follow the direction of the Chief Executive Officer or the Board of Directors; or (v) Mr. Martin materially breaches any of the terms of the Martin Employment Agreement.

If Mr. Martin’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Mr. Martin for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control, then Mr. Martin will receive all severance benefits available to him as if he terminated his employment for “good reason” (as described above), and all outstanding and unvested performance-based equity awards will vest in full (at the target level).

The above benefits will cease immediately upon the discovery by the Company of Mr. Martin’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in his employment agreement. The Martin Employment Agreement includes non-competition and non-solicitation provisions that extend for 18 months following Mr. Martin’s termination, and confidentiality provisions that extend for seven years following Mr. Martin’s termination. In addition, Mr. Martin’s agreement provides that he shall not be required to seek other employment or otherwise attempt to reduce the benefits payable to him during the severance payment period, and there shall be no reduction or offset of such payments following Mr. Martin’s obtaining of any other employment during such period.

Nathan E. Fagre

The Fagre Severance Agreement contains the following provisions applicable upon the termination of Mr. Fagre’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive. In the event that Mr. Fagre is terminated for “cause” or terminates his employment voluntarily, Mr. Fagre’s salary and other benefits provided under his severance agreement cease at the time of such termination and Mr. Fagre is entitled to no further compensation under his severance agreement. Notwithstanding this, Mr. Fagre would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Fagre accrued pay and benefits.

Termination without Cause, for Good Reason, or for Death or Disability. If the employment of Mr. Fagre with the Company is terminated by the Company without “cause”, by Mr. Fagre for “good reason”, or due to Mr. Fagre’s death or disability, Mr. Fagre is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 30 days following his termination date. In such event the Company will pay Mr. Fagre an amount in cash equal to the sum of Mr. Fagre’s (i) annual base salary in effect immediately prior to Mr. Fagre’s termination, and (ii) target annual bonus award for the fiscal year in which such termination occurs, to be paid ratably over the 12-month period immediately following his termination. In addition, for the 12-month period immediately following such termination, the Company will arrange to provide Mr. Fagre and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Fagre and his dependents prior to his termination. In addition, Mr. Fagre will be entitled to have all unvested outstanding time-based equity awards promptly vest as provided in the applicable equity award agreements.

For Mr. Fagre, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events:

•	the commission by Mr. Fagre of any deliberate and premeditated act taken by Mr. Fagre in bad faith against the interests of the Company;

•	Mr. Fagre has been convicted of, or pleads nolo contendere with respect to any felony or other crime, the elements of which are substantially related to the duties and responsibilities associated with Mr. Fagre’s employment;

•	Mr. Fagre’s willful misconduct;

•	the willful failure or refusal of Mr. Fagre to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer or the Board of Directors; or

•	Mr. Fagre materially breaches any of the terms of the Fagre Severance Agreement.

For Mr. Fagre, “good reason” is defined as the occurrence of any of the following events without Mr. Fagre’s consent:

•	any material reduction in Mr. Fagre’s annual base salary;

•	the required relocation of Mr. Fagre’s place of principal employment to a location more than 50 miles from Mr. Fagre’s current office, or the requirement by the Company that Mr. Fagre be based at an office other than his current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Fagre’s responsibilities, authorities, powers, functions or duties;

•	a breach by the Company of any of its other material obligations under the Fagre Severance Agreement; or

•	the failure by the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Fagre Severance Agreement.

If Mr. Fagre’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Mr. Fagre for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control, then Mr. Fagre will receive all severance benefits available to him as if he terminated his employment for “good reason” (as described above), and all outstanding and unvested performance-based equity awards will vest in full (at the target level).

The above benefits will cease immediately upon the discovery by the Company of Mr. Fagre’s breach of the agreement not to compete and secret processes and confidentiality provisions included in the Fagre Severance Agreement. The Fagre Severance Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Fagre’s termination and confidentiality provisions that extend for seven years.

Stacey L. Neu

The Neu Severance Agreement contains the following provisions applicable upon the termination of Ms. Neu’s employment with the Company.

Termination for Cause or Voluntary Termination by the Executive. In the event that Ms. Neu is terminated for “cause” or terminates her employment voluntarily, Ms. Neu’s salary and other benefits provided under her severance agreement cease at the time of such termination and Ms. Neu is entitled to no further compensation under her severance agreement. Notwithstanding this, Ms. Neu would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Ms. Neu accrued pay and benefits.

Termination without Cause, for Good Reason, or for Death or Disability. If the employment of Ms. Neu with the Company is terminated by the Company without “cause”, by Ms. Neu for “good reason”, or due to Ms. Neu’s death or disability, Ms. Neu is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will pay Ms. Neu an amount in cash equal to the sum of Ms. Neu’s (i) annual base salary in effect at the time such termination occurs, which will be paid in equal semi-monthly installments for the period ending one year after the date of termination, and (ii) target annual MIP bonus award for the fiscal year in which such termination occurs, which will be paid in a single lump sum to Ms. Neu on or before December 31st following the end of the fiscal year in which termination occurs. In addition, for the 12-month period immediately following such termination, the Company will arrange to provide Ms. Neu and her dependents with insurance benefits on a basis substantially similar to those provided to Ms. Neu and her dependents prior to her termination. In addition, Ms. Neu will be entitled to have all unvested outstanding time-based equity awards promptly vest as provided in the applicable equity award agreements.

For Ms. Neu, “cause” is defined, in general, subject to notification and cure rights as described above in “Use of Employment Agreements,” as the occurrence of any of the following events:

•	the commission by Ms. Neu of any fraud, embezzlement, or other material act of dishonesty with respect to the Company or any of its affiliates (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its affiliates or subsidiaries);

•	Ms. Neu has been convicted of, or pleads nolo contendere with respect to any felony or other crime, the elements of which are substantially related to the duties and responsibilities associated with Ms. Neu’s employment;

•	Ms. Neu’s willful misconduct;

•	the willful failure or refusal of Ms. Neu to perform her duties and responsibilities to the Company or any of its affiliates which failure or refusal to perform is not remedied within 30 days after receipt of written notice from the Company of such failure or refusal to perform; or

•	Ms. Neu breaches any of the terms of the Neu Severance Agreement and such breach is not cured within 30 days after receiving notice of the breach from the Company.

For Ms. Neu, “good reason” is defined as the occurrence of any of the following events without Ms. Neu’s consent:

•	any material reduction in Ms. Neu’s annual base salary;

•	the required relocation of Ms. Neu’s place of principal employment to a location more than 50 miles from Ms. Neu’s current office, or the requirement by the Company that Ms. Neu be based at an office other than her current office on an extended basis;

•	a substantial diminution or other substantive adverse change in the nature or scope of Ms. Neu’s responsibilities, authorities, powers, functions, or duties; a breach by the Company of any of its other material obligations under the Neu Severance Agreement; or

•	the failure by the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Neu Severance Agreement.

If Ms. Neu’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Ms. Neu for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control, then Ms. Neu will receive all severance benefits available to her as if she terminated her employment for “good reason” (as described above), and all outstanding and unvested performance-based equity awards will vest in full (at the target level).

The above benefits will cease immediately upon the discovery by the Company of Ms. Neu’s breach of the agreement not to compete and secret processes and confidentiality provisions included in the Neu Severance Agreement. The Neu Severance Agreement includes non-competition and non-solicitation provisions that extend for one year following Ms. Neu’s termination and confidentiality provisions that extend for two years.

Tables of Amounts Payable Upon Termination or Change of Control

The following tables set forth the amounts that would have been payable at September 30, 2016 to each of the NEOs who are currently employed by the Company under the various scenarios for termination of employment or a change in control of the Company had such scenarios occurred on September 30, 2016.

David M. Maura

	Termination Scenarios (assumes termination 9/30/2016)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$1,925,000		$1,925,000		$1,925,000
Annual Bonus(2)	—	$1,243,113		$1,243,113		$1,243,113
Equity Awards (Intrinsic Value)(3)
Unvested Restricted Stock	—	$5,514,071	(4)	$5,514,071	(5)	$5,514,071	(4)
Other Benefits
Health and Welfare(6)	—	$9,267		$9,267		$9,267
Leased Vehicle(7)	—	$24,000		$24,000		$24,000
Tax Gross-Up(8)	—	—		—		—
Total	—	$8,785,098		$8,785,098		$8,785,098

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 1.5x the sum of the executive’s current base salary and 1.0x the Fiscal 2016 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects annual MIP bonus earned based on Fiscal 2016 performance. Payment is subject to the requirements of Section 409A of the Internal Revenue Code.
(3)	Reflects equity value using a stock price of $137.69, which was the Company’s closing price on September 30, 2016.
(4)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 120.06% of the FY 2016 EIP award would be paid in full and the entire S2B award would be forfeited and cancelled.
(5)	Upon a termination due to death or disability, all RSUs earned under the FY 2016 EIP award would be payable and the entire S2B award would be forfeited and cancelled.
(6)	Reflects 18 months of insurance and other benefits continuation for the executive and any dependents.
(7)	Reflects 12 months of car allowance continuation.
(8)	The Company does not provide any tax gross-up payments to cover excise taxes.

Andreas Rouvé

	Termination Scenarios (assumes termination 9/30/2016)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$2,021,250		$2,021,250		$2,021,250
Annual Bonus(2)	—	$1,308,943		$1,308,943		$1,308,943
Equity Awards (Intrinsic Value)(3)
Unvested Restricted Stock	—	$7,494,139	(4)	$5,113,114	(5)	$7,494,139	(4)
Other Benefits
Health and Welfare(6)	—	$9,267		$9,267		$9,267
Leased Vehicle(7)	—	$24,452		$24,452		$24,452
Tax Gross-Up(8)	—	—		—		—
Total	—	$10,873,945		$8,492,920		$10,873,945

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 1.5x the sum of the executive’s current base salary and 1.0x the Fiscal 2016 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects annual MIP bonus earned based on Fiscal 2016 performance. Payment is subject to the requirements of Section 409A of the Internal Revenue Code.
(3)	Reflects equity value using a stock price of $137.69, which was the Company’s closing price on September 30, 2016.
(4)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 50% of the FY 2015 EIP award (the unvested portion of the 2015 EIP award), and 100% of the earned FY 2015 Additional Award would vest immediately. Additionally, 121.17% of the FY 2016 EIP award would be paid in full and the entire S2B award would be forfeited and cancelled.
(5)	Upon a termination due to death or disability, all RSUs earned under the FY 2016 EIP award would vest immediately. Any unvested portion of the FY 2015 EIP award and the entire S2B award would be forfeited and cancelled.
(6)	Reflects 18 months of insurance and other benefits continuation for the executive and any dependents.
(7)	Reflects 12 months of car allowance continuation.
(8)	The Company does not provide any tax gross-up payments to cover excise taxes.

Douglas L. Martin

	Termination Scenarios (assumes termination 9/30/2016)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$1,320,000		$1,320,000		$1,320,000
Annual Bonus(2)	—	$705,227		$705,227		$705,227
Equity Awards (Intrinsic Value)(3)
Unvested Restricted Stock	—	$3,730,110	(4)	$2,556,474	(5)	$3,730,110	(4)
Other Benefits
Health and Welfare(6)	—	$9,267		$9,267		$9,267
Tax Gross-Up(7)	—	—		—		—
Total	—	$5,773,167		$4,599,530		$5,773,167

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 1.5x the sum of the executive’s current base salary and 1.0x the Fiscal 2016 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects annual MIP bonus earned based on Fiscal 2016 performance. Payment is subject to the requirements of Section 409A of the Internal Revenue Code.
(3)	Reflects equity value using a stock price of $137.69, which was the Company’s closing price on September 30, 2016.
(4)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 50% of the FY 2015 EIP award (the unvested portion of the 2015 EIP award), and 100% of the earned FY 2015 Additional Award would vest immediately. Additionally, 121.17% of the FY 2016 EIP award would be paid in full and the entire S2B award would be forfeited and cancelled.
(5)	Upon a termination due to death or disability, all RSUs earned under the FY 2016 EIP award would vest immediately. Any unvested portion of the FY 2015 EIP award and the entire S2B award would be forfeited and cancelled.
(6)	Reflects 18 months of insurance and other benefits continuation for the executive and any dependents.
(7)	The Company does not provide any tax gross-up payments to cover excise taxes.

Nathan E. Fagre

	Termination Scenarios (assumes termination 9/30/2016)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$600,000		$600,000		$600,000
Equity Awards (Intrinsic Value)(2)
Unvested Restricted Stock	—	$3,232,705	(3)	$2,215,622	(4)	$3,232,705	(3)
Other Benefits
Health and Welfare(5)	—	$6,178		$6,178		$6,178
Tax Gross-Up(6)	—	—		—		—
Total	—	$3,838,883		$2,821,799		$3,838,883

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 1.0x the sum of executive’s current base salary and 1.0x the Fiscal 2016 target bonus. Payments are to be made in semi-monthly installments over 12 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects equity value using a stock price of $137.69, which was the Company’s closing price on September 30, 2016.
(3)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 50% of the FY 2015 EIP award (the unvested portion of the 2015 EIP award), and 100% of the earned FY 2015 Additional Award would vest immediately. Additionally, 121.17% of the FY 2016 EIP award would be paid in full and the entire S2B award would be forfeited and cancelled.
(4)	Upon a termination due to death or disability, all RSUs earned under the FY 2016 EIP award would vest immediately. Any unvested portion of the FY 2015 EIP award and the entire S2B award would be forfeited and cancelled.
(5)	Reflects 12 months of insurance and other benefits continuation for the executive and any dependents.
(6)	The Company does not provide any tax gross-up payments to cover excise taxes.

Stacey L. Neu

	Termination Scenarios (assumes termination 9/30/2016)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Death or Disability		Change in Control and Termination
Cash Severance(1)	—	$440,000		$440,000		$440,000
Equity Awards (Intrinsic Value)(2)
Unvested Restricted Stock	—	$1,865,105	(3)	$1,278,320	(4)	$1,865,105	(3)
Other Benefits
Health and Welfare(5)	—	$6,178		$6,178		$6,178
Tax Gross-Up(6)	—	—		—		—
Total	—	$2,311,283		$1,724,498		$2,311,283

(1)	Reflects cash severance payment, under the applicable termination scenarios, of 1.0x the sum of executive’s current base salary and 1.0x the Fiscal 2016 target bonus. Payments are to be made in semi-monthly installments over 12 months, subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects equity value using a stock price of $137.69, which was the Company’s closing price on September 30, 2016.
(3)	Upon a termination without cause or in connection with a change in control, or for resignation with good reason, 50% of the FY 2015 EIP award (the unvested portion of the 2015 EIP award), and 100% of the earned FY 2015 Additional Award would vest immediately. Additionally, 121.17% of the FY 2016 EIP award would be paid in full and the entire S2B award would be forfeited and cancelled.

(4)	Upon a termination due to death or disability, all RSUs earned under the FY 2016 EIP award would vest immediately. Any unvested portion of the FY 2015 EIP award and the entire S2B award would be forfeited and cancelled.
(5)	Reflects 12 months of insurance and other benefits continuation for the executive and any dependents.
(6)	The Company does not provide any tax gross-up payments to cover excise taxes.

Director Compensation

The Compensation Committee is responsible for approving, subject to review by the Board of Directors as a whole, compensation programs for our non-employee directors. In that function, the Compensation Committee considers market and peer company data regarding director compensation and evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole, with the assistance of its independent compensation advisors.

Under the director compensation program in place at the beginning of Fiscal 2016, each non-employee director receives an annual cash retainer of $105,000 (except for the Chairman of the Board, who receives an annual cash retainer of $210,000), and an annual grant of restricted stock units equal to that number of shares of the Company’s common stock with a value on the date of grant of $125,000. The Chair of the Audit Committee receives an additional annual cash retainer of $20,000, and the Chairs of the Nominating and Corporate Governance Committee and the Compensation Committee each receive an additional annual cash retainer of $15,000. Directors are permitted to make an annual election to receive all of their director compensation in the form of Company stock in lieu of cash.

The Board of Directors has established Stock Ownership Guidelines for Directors. Under these guidelines, each Director is expected to hold shares of the Company’s common stock equal to at least one times the Director’s annual compensation for service as a director.

For Fiscal 2016, the grants of RSUs were made on October 1, 2015 and vested on October 1, 2016. For Fiscal 2017, the grants of RSUs were made on October 1, 2016 and will vest on October 1, 2017.

David M. Maura, who, upon his appointment as Executive Chairman in January 2016, served as an employee of the Company during a majority of Fiscal 2016, received a pro-rata portion of his total annual retainer for his service as a director of the Company. All Mr. Maura’s compensation is reflected in the Summary Compensation table.

The table set forth below, together with its footnotes, provides information regarding compensation paid to the Company’s directors for Fiscal 2016.

Director Compensation Table for Fiscal Year 2016

Name(1)	Fees Earned or Paid in Cash(2) $	Stock Awards(3) $		All Other Compensation $		Total $
Kenneth C. Ambrecht	—	244,965	(4)	5,257	(5)	250,222
Omar M. Asali	—	230,001	(6)	3,091	(7)	233,092
Eugene I. Davis	125,000	124,977	(8)	1,779	(9)	251,756
Norman S. Matthews	—	244,965	(10)	3,668	(11)	248,633
Terry L. Polistina	—	230,001	(12)	1,595	(13)	231,596
Hugh R. Rovit	—	230,001	(14)	4,726	(15)	234,727
Joseph S. Steinberg	—	230,001	(16)	—		230,001

(1)	This column reflects only directors who received compensation during Fiscal 2016.

(2)	Amounts reflected in this column include the annual retainer fees and committee chair fees paid in cash to Mr. Davis during Fiscal 2015. All of the other directors named in this table elected to receive the cash portion of their annual director compensation in the form of RSUs in lieu of cash, and such amounts are included in the “Stock Awards” column of this table.
(3)	Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The value was computed by multiplying the number of shares underlying the stock award by the closing price per share of the Company’s common stock on each grant date (or, as applicable, the last trading date immediately prior to the grant date if the grant date fell on a date when the NYSE was closed), which was $92.37 on October 1, 2015.
(4)	Includes 2,652 RSUs granted to Mr. Ambrecht on October 1, 2015 under the 2011 Plan representing the combined equity portion and in lieu of cash portion of Mr. Ambrecht’s annual director compensation (which vested in full on October 1, 2016). As of September 30, 2016, Mr. Ambrecht held 2,652 outstanding unvested RSUs.
(5)	Includes dividends paid on RSUs held by Mr. Ambrecht ($3,305.28) which were not factored into the grant date fair value of the RSUs, and reimbursements of travel expenses for board of directors meetings ($1,951.72).
(6)	Includes 2,490 RSUs granted to Mr. Asali on October 1, 2015 under the 2011 Plan representing the combined equity portion and in lieu of cash portion of his annual director compensation (which vested in full on October 1, 2016). As of September 30, 2016, Mr. Asali held 2,490 outstanding unvested RSUs.
(7)	Represents dividends paid on RSUs held by Mr. Asali which were not factored into the grant date fair value of the RSUs.
(8)	Includes 1,353 RSUs granted to Mr. Davis on October 1, 2015 under the 2011 Plan representing the equity portion of his annual director compensation (which vested in full on October 1, 2016). As of September 30, 2016, Mr. Davis held 1,353 outstanding unvested RSUs.
(9)	Includes dividends paid on RSUs held by Mr. Davis ($1,595) which were not factored into the grant date fair value of the RSUs, and reimbursements of travel expenses for board of directors meetings ($184).
(10)	Includes 2,652 RSUs granted to Mr. Matthews on October 1, 2015 under the 2011 Plan representing the combined equity portion and in lieu of cash portion of his annual director compensation (which vested in full on October 1, 2016). As of September 30, 2016 Mr. Matthews held 8,841 outstanding unvested RSUs.
(11)	Includes dividends paid on RSUs held by Mr. Matthews ($3,305) which were not factored into the grant date fair value of the RSUs, and reimbursements of travel expenses for board of directors meetings ($363).
(12)	Includes 2,490 RSUs granted to Mr. Polistina on October 1, 2015 under the 2011 Plan representing the combined equity portion and in lieu of cash portion of his annual director compensation (which vested in full on October 1, 2016). As of September 30, 2016, Mr. Polistina held 2,490 outstanding unvested RSUs.
(13)	Represents dividends paid on RSUs held by Mr. Polistina which were not factored into the grant date fair value of the RSUs.
(14)	Includes 2,490 RSUs granted to Mr. Rovit on October 1, 2015 under the 2011 Plan representing the combined equity portion and in lieu of cash portion of his annual director compensation (which vested in full on October 1, 2016). As of September 30, 2016, Mr. Rovit held 3,155 outstanding unvested RSUs.
(15)	Includes dividends paid on RSUs held by Mr. Rovit ($4,711) which were not factored into the grant date fair value of the RSUs, and reimbursements of travel expenses for board of directors meetings ($15).
(16)	Includes 2,490 RSUs granted to Mr. Steinberg on October 1, 2015 under the 2011 Plan representing a combined equity portion of his annual director compensation and in lieu of cash portion of his annual director compensation (which vested in full on October 1, 2016). As of September 30, 2016, Mr. Steinberg held 2,490 outstanding unvested RSUs.

Compensation Committee Interlocks and Insider Participation

Compensation policies for the Company’s NEOs are developed, adopted, reviewed and maintained by the Compensation Committee of the Company. Except as noted below, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. While Mr. Asali has

announced his intention to resign as CEO of HRG in the second half of Fiscal 2017, he currently remains as an executive officer of HRG and as a director of the Company; and Mr. Maura is an executive of the Company and currently serves as a director of HRG.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 14, 2016, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a “5% Stockholder”);

•	our NEOs for Fiscal 2016;

•	each of our directors serving as of December 14, 2016; and

•	all directors and NEOs serving as of December 14, 2016 as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 59,666,219 shares of Common Stock issued and outstanding as of the close of business on December 14, 2016. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to RSUs held by that person that are currently expected to vest within 60 days of December 14, 2016, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
HRG Group, Inc.	34,339,752	(1)	57.55%
450 Park Avenue, 29th Floor
New York, NY 10022

Directors Serving at December 14, 2016 and Named Executive Officers for Fiscal 2016
David M. Maura	297,742		*
Andreas Rouvé	108,914		*
Douglas L. Martin	34,797		*
Nathan E. Fagre	37,074		*
Stacey L. Neu	6,081		*
Kenneth C. Ambrecht	19,708		*
Omar M. Asali	9,746		*
Eugene I. Davis	16,266		*
Norman S. Matthews	23,594		*
Terry L. Polistina	22,163		*
Hugh R. Rovit	24,497		*
Joseph S. Steinberg	5,663		*
All current directors and executive officers of Spectrum as a group (12 persons)	606,245		1.02%
Total	34,945,997		58.57%

*	Indicates less than 1% of the total number of outstanding shares of the Company’s Common Stock.
(1)

Based solely on the information in HRG’s filings with the SEC, HRG is the beneficial owner of 34,339,752 shares of Common Stock, a portion of which it holds directly at HRG and a portion indirectly through one or more of its subsidiaries. Such share ownership does not reflect shares of Company Common Stock owned by Omar Asali, the President, Chief Executive Officer and a director of HRG. As result of his employment arrangement with HRG, Mr. Asali and HRG (together, the “HRG Persons”) may be deemed to be members of a “group” with one another for purposes of the Exchange Act. Each HRG Person specifically disclaims beneficial ownership in the shares of the Company’s Common Stock owned by the other HRG Persons except to the extent he or it actually exercises voting or dispositive power with respect to such Common Stock. HRG and its subsidiaries have, and in the future may, enter into one or more financing arrangements pursuant to which such entities have, and may in the future, pledge all or a portion of their shares of Company Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4, and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2016 and written representations from certain reporting persons, we believe that, except as follows, all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% stockholders were satisfied in a timely manner during Fiscal 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of September 30, 2016.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	223,095	(1)	N/A	1,100,182	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	223,095			1,100,182

(1)	Includes 128,585 shares issuable pursuant to outstanding performance-based RSU awards under the 2016 EIP, and 94,510 shares issuable pursuant to outstanding performance-based RSU awards under the 2015 EIP. Because all of these shares are issuable under performance share awards, the awards are not taken into account for purposes of determining the weighted-average exercise price of outstanding options, warrants, and rights, and thus column (b) is not applicable with respect to these awards.
(2)	Includes 1,100,182 shares issuable pursuant to the 2011 Plan in the form of stock options, stock appreciation rights, restricted stock awards, RSUs, performance stock awards, or any combination of the foregoing.

COMPARISON OF TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total stockholder return on our Common Stock to the cumulative total return of (i) the Russell 1000 Financial Index, (ii) Russell 2000 Financial Index, and (iii) our peer group selected in good faith, which is composed of the following companies (alphabetical order): Central Garden and Pet Company, Church & Dwight Co., Inc., The Clorox Company, Edgewell Personal Care Company, Energizer Holdings, Inc., Fortune Brands Home & Security, Inc., Hanesbrands, Inc., Hasbro, Inc., Helen of Troy Limited, Mattel, Inc., Newell Brands, Inc., Nu Skin Enterprises, Inc., The Scotts Miracle-Gro Company, Stanley Black & Decker, Inc., and Tupperware Brands Corporation. For 2016, the peer group has been revised to delete Jarden Corporation because it was acquired by Newell Brands Inc. during 2016 and is no longer a public company. In connection with this transaction, Newell Brands Inc. succeeded to the business of Newell Rubbermaid Inc., and therefore Newell Brands Inc. has replaced Newell Rubbermaid Inc. in the peer group. Additionally, for 2016, the peer group has been revised to add Helen of Troy Limited because of its personal care products industry focus, comparable annual revenues, and market capitalization to the Company. In addition for 2016, in accordance with Regulation S-K Item 201(e)(4), the graph now displays a comparison to the Russell 1000 index in addition to the Russell 2000, because during the index’s annual 2016 reconstitution process the Company was moved into the Russell 1000 from the Russell 2000.

The comparison below assumes that $100 was invested in our Common Stock from September 30, 2011 until September 30, 2016. The comparison is based upon the closing price of the Common Stock, and assumes the reinvestment of all dividends, if any. The returns of each of the companies in our peer group are weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated.

In accordance with the rules of the SEC, this section, captioned “Comparison of Total Stockholder Return,” shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The Comparison of Cumulative Five Year Total Return graph above, including any accompanying tables and footnotes, is not deemed to be soliciting material or deemed to be filed under the Exchange Act or the Securities Act.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Kenneth C. Ambrecht, Eugene I. Davis, and Hugh R. Rovit. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations – Corporate Governance.”

The Audit Committee Charter adopted by the Board of Directors incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2016, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s audit of the Company’s internal control over financial reporting. The Audit Committee also adopted a resolution stating that the Audit Committee must approve on an engagement by engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has pre-approved other specified audit, or audit related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP their firm’s independence. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to Spectrum and its affiliates is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2016 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2017.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Eugene I. Davis, Chairman

Kenneth C. Ambrecht

Hugh R. Rovit

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policies and procedures for review and approval of related-person transactions appear in the Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations – Corporate Governance.”

All of the Company’s executive officers, directors, and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential, or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors, or employees. In cases involving executive officers, directors, or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination. In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Director of Internal Audit, will review the proposed transaction. If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s Chief Executive Officer for final approval.

The Company’s Audit Committee is required to consider all questions of possible conflicts of interest involving executive officers, directors, and senior-level management and to review and approve certain transactions, including all (i) transactions in which a director, executive officer, or an immediate family member of a director or executive officer has an interest, (ii) proposed business relationships between the Company and a director, executive officer, or other member of senior management, (iii) investments by an executive officer in a company that competes with the Company or an interest in a company that does business with the Company, and (iv) situations where a director or executive officer proposes to be a customer of the Company, be employed by, serve as a director of, or otherwise represent a customer of the Company.

The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

Transactions with Related Persons

Merger Agreement and Registration Rights Agreement

On June 16, 2010, the Company completed a merger with Russell Hobbs, Inc. (“Russell Hobbs”) (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of February 9, 2010, as subsequently amended, by and among the Company, Russell Hobbs, and affiliated parties (the “Merger Agreement”). In connection with the Merger, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (together the “Harbinger Parties”) and the Company entered into a stockholder agreement, dated February 9, 2010 (the “Stockholder Agreement”), which provides for certain protective provisions in favor of minority stockholders and provides certain rights and imposes certain obligations on the Harbinger Parties, including:

•	for so long as the Harbinger Parties and their affiliates beneficially own 40% or more of the outstanding voting securities of the Company, the Harbinger Parties and the Company will cooperate to ensure, to the greatest extent possible, the continuation of the structure of the Company’s board of directors as described in the Stockholder Agreement;

•	the Harbinger Parties will not effect any transfer of equity securities of the Company to any person that would result in such person and its affiliates owning 40% or more of the outstanding voting securities of the Company, unless specified conditions are met; and

•	the Harbinger Parties will be granted certain access and informational rights with respect to the Company and its subsidiaries.

Pursuant to a joinder to the Stockholder Agreement entered into by the Harbinger Parties and HRG, upon consummation of a share exchange between the Harbinger Parties and HRG on January 7, 2011 (such transaction, the “Share Exchange”), HRG became a party to the Stockholder Agreement, and is subject to all of the covenants, terms and conditions of the Stockholder Agreement to the same extent as the Harbinger Parties were bound thereunder prior to giving effect to the Share Exchange.

Certain provisions of the Stockholder Agreement terminate on the date on which the Harbinger Parties or HRG no longer constitutes a Significant Stockholder (as defined in the Stockholder Agreement). The Stockholder Agreement terminates when any person (including the Harbinger Parties or HRG) acquires 90% or more of the outstanding voting securities of the Company.

Also in connection with the Merger, the Harbinger Parties and the Company entered into a registration rights agreement, dated as of February 9, 2010 (the “SB Holdings Registration Rights Agreement”), pursuant to which the Harbinger Parties have, among other things and subject to the terms and conditions set forth therein, certain demand and so-called “piggy back” registration rights with respect to their shares of Company’s common stock. On September 10, 2010, the Harbinger Parties and HRG entered into a joinder to the SB Holdings Registration Rights Agreement, pursuant to which, effective upon the consummation of the Share Exchange, HRG became a party to the SB Holdings Registration Rights Agreement, entitled to the rights and subject to the obligations of a holder thereunder.

Certain Financing Arrangements

Jefferies LLC (“Jefferies”), is a wholly owned subsidiary of Leucadia National Corporation, which through subsidiaries beneficially owns more than 10% of the outstanding common stock of HRG, which in turn owns 58% of the Company’s outstanding common stock. For the year ended September 30, 2016, Jefferies acted as one of the initial purchasers for SBI’s offering of €425 million of its 4.00% Notes due 2026, for which Jefferies received $0.3 million in discounts, commissions and reimbursements of expenses. For the year ended September 30, 2015, Jefferies acted as (i) one of the initial purchasers for SBI’s offering of $1.0 billion of its 5.75% Notes due 2025, for which Jefferies received $2.6 million in discounts, commissions and reimbursements of expenses, (ii) one of the underwriters for the Company’s $575 million offering of common stock in May 2015, for which Jefferies received $1.5 million in discounts, commissions and reimbursements of expenses, and (iii) one of the financing institutions that committed to provide “back stop” bridge facilities in an aggregate amount of $1.5 billion in connection with the financing of the AAG acquisition, for which Jefferies received $2.1 million in fees and reimbursements of expenses.

Arrangement with HRG Relating to Executives’ Tax Withholding Obligations

As previously disclosed in our prior year’s proxy statement, during Fiscal 2016, HRG entered into purchase agreements with three named executive officers of the Company pursuant to which, upon the vesting of an executive’s stock awards granted by the Company, HRG would agree to purchase from the executive, in a private sale, that certain number of shares of the Company’s common stock corresponding to the executive’s tax withholding obligation resulting from the vesting of the award. In each case, the executive used the proceeds of the sales to satisfy the tax withholding obligations. HRG made the following purchases from the Company’s executives under this arrangement: (i) 10,481 shares from Mr. Fagre on December 1, 2015 at a price per share of $95.25 (for an aggregate purchase price of $998,315); (ii) 19,324 shares from Mr. Rouvé on December 1, 2015 at a price per share of $95.25 (for an aggregate purchase price of $1,840,611); and (iii) 3,368 shares from Ms. Neu on December 1, 2015 at a price per share of $95.25 (for an aggregate purchase price of $320,802).

Arrangement with One Executive on Stock Sale

In December 2016, Ms. Neu, one of our named executive officers, executed a private sale back to the Company of 5,000 shares of vested stock under a stock purchase agreement. The sale was made effective before the stock market opened on December 5, 2016 at the closing price on the immediately preceding trading date, of $117.40 per share, for an aggregate consideration of $587,000.

Director Independence

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Kenneth C. Ambrecht, Eugene I. Davis, Norman S. Matthews, Terry L. Polistina and Hugh R. Rovit. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Listed Company Manual to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect Kenneth C. Ambrecht and Andreas Rouvé as Class I directors to hold office until our 2020 annual meeting of stockholders. The directors will serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If you submit your proxy via the Internet, by telephone, or by mail, your shares will be voted for the election of the two nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld. Stockholders may withhold authority from the named proxies to vote for the nominees by marking the box under the “WITHHOLD” column adjacent to the name of the director via the Internet or on the attached proxy card, or by indicating by telephone that authority is withheld. Withholding authority to vote for the nominee will result in the nominee receiving fewer votes. If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Please see “Proxies and Voting Procedures” for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker, or other nominee. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Directors

The following incumbent directors are being nominated for election to the Board of Directors as Class I directors: Kenneth C. Ambrecht and Andreas Rouvé. Please see “Nominees for Re-Election to the Board of Directors” for information concerning each of the nominees for election as Class I directors.

Vote Required

To be elected as a Class I director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.

The Board of Directors recommends that you vote FOR the election of each of Kenneth C. Ambrecht and Andreas Rouvé as Class I directors of the Company.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017

General

Upon recommendation of the Audit Committee, our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2017. The stockholders are asked to ratify this action of the Board of Directors. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2017 is not required by our By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2017, our Board of Directors will reconsider the selection of our independent registered public accounting firm for Fiscal 2017. Even if the appointment is ratified, our Board of Directors, upon the recommendation of our Audit Committee, may select a different independent registered public accounting firm at any time during Fiscal 2017 if it determines such a change would be in our best interests and the best interests of our stockholders. KPMG LLP has audited our, or our predecessor SBI’s, financial statements since September 12, 1996.

It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

Independent Auditor Fees

The following table summarizes the fees KPMG LLP, our independent auditor, billed to us for each of the last two fiscal years (in millions):

	Audit Fees $	Audit-Related Fees $	Tax Fees $	All Other Fees $	Total $
2016	5.8	—	0.3	—	6.1
2015	5.2	—	0.6	—	5.8

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as issuance of comfort letters and statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax Fees” are fees for tax compliance, tax advice, and tax planning. Such fees were attributable to services for tax-compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories, including due diligence activities relating to mergers and acquisitions.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee has approved the Fiscal 2017 audit services engagement to be performed by KPMG LLP. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, or audit related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee must approve on an engagement by engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2017.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2017.

PROPOSAL 3:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers. The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative starting on page 17 of this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement.

The Compensation Discussion and Analysis section of this proxy statement and the accompanying tables and narrative starting on page 17 above provide a comprehensive review of our named executive officer compensation strategy, objectives, factors, program, and rationale. We urge you to read this disclosure before voting on this non-binding proposal. As described in detail in such disclosure, our compensation programs are designed to attract and retain highly qualified executives, to align the compensation paid to executives with the business strategies of our Company, and to align the interests of our executives with the interests of our stockholders. We believe that our compensation program, with its balance of guaranteed salary, performance-based cash bonuses, and performance conditions for equity awards, reward sustained performance that is aligned with long-term stockholder interests.

For the reasons stated above, and pursuant to Section 14A of the Exchange Act, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

Your vote on this proposal will be advisory and non-binding on the Company, the Board, and the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board. However, the Board and Compensation Committee value the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as they deem appropriate.

Frequency Vote

In addition to requesting the non-binding stockholder advisory approval of the Company’s executive compensation program, the Dodd-Frank Act also requires the Company to separately seek, once every six years, stockholder approval of how often the Company will seek advisory approval of the named executive officers’ compensation (referred to as the frequency vote). The Dodd-Frank Act requires that the Company present every one, two, or three years, or abstain, as voting alternatives for stockholders with respect to the frequency vote. As set forth in Proposal 4 below, this year our stockholders have the right to cast an advisory frequency vote.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting, in person or by proxy, is required to approve the non-binding advisory resolution relating to the compensation of the Company’s named executive officers. Abstentions will have the same effect as a vote against the adoption of the proposal, but broker non-votes will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the non-binding advisory resolution approving the compensation of the Company’s named executive officers.

PROPOSAL 4:

NON-BINDING ADVISORY VOTE ON THE

FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the non-binding stockholder advisory vote on the compensation of the Company’s named executive officers, the Dodd-Frank Act also requires the Company to seek, once every six years, stockholder approval of how often the Company will seek advisory approval of the named executive officers’ compensation. This non-binding advisory vote is commonly referred to as a “say-on-frequency” vote. The Dodd-Frank Act requires that the Company present every one, two, or three years, or abstain, as voting alternatives for stockholders.

After careful consideration, the Board of Directors has determined that a non-binding advisory vote on named executive officer compensation that occurs annually is the most appropriate, and the Board recommends that stockholders vote for the approval of this interval. The Board believes that holding a vote every year is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our named executive officers on an annual basis; and (ii) it would encourage greater engagement with our stockholders to obtain their input on our corporate governance matters and our executive compensation philosophy, policies, and practices.

Stockholders are not voting to approve or disapprove the recommendation of our Board of Directors. Instead, stockholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: “one year,” “two years,” “three years,” or “abstain.” For the reasons discussed above, we are asking our stockholders to vote for a frequency of “one year.” The option that receives the most votes cast at the Annual Meeting will be considered by the Board of Directors in determining the preferred frequency with which we will hold a stockholder vote to approve the compensation of our named executive officers.

Your vote on this proposal will be advisory and non-binding on the Company, the Board, and the Compensation Committee. However, the Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the option that receives the most votes in determining the frequency of future votes on the compensation of our named executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote for a non-binding advisory vote on the compensation of our named executive officers be held every “ONE YEAR.”

PROPOSAL 5:

APPROVAL OF THE SPECTRUM BRANDS HOLDINGS, INC.

AMENDED AND RESTATED 2011 OMNIBUS EQUITY AWARD PLAN

Background

On December 21, 2016, the Board of Directors of the Company approved the Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan (the “A&R 2011 Plan”). Subject to your approval, the A&R 2011 Plan is an amendment and restatement of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan approved by our stockholders on March 1, 2011 and amended effective January 28, 2014 (the “2011 Plan”). If the A&R 2011 Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting. Outstanding awards under the 2011 Plan, however, will continue in effect in accordance with their terms. If the A&R 2011 Plan is not approved by our stockholders, no awards will be made under the A&R 2011 Plan, and the 2011 Plan will remain in effect.

As described in greater detail below, approval of this proposal will accomplish the following:

•	Extend the term of the 2011 Plan to the ten year anniversary of the 2017 annual meeting of stockholders;

•	Increase the aggregate number of shares authorized for issuance under the A&R 2011 Plan by 1,500,000 shares;

•	Permit the Compensation Committee of the Board of Directors (the “Compensation Committee”) to continue to grant awards that may qualify as tax-deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Establish award limitations for non-employees directors; and

•	Maintain the 2011 Plan’s strong governance features.

A primary reason for adopting the A&R 2011 Plan is to obtain shareholder approval of the additional shares of Common Stock (as defined in the A&R 2011 Plan) available for awards under the A&R 2011 Plan. Stockholder approval of the A&R 2011 Plan is also intended to constitute approval of the material terms for “qualified performance-based compensation” under the A&R 2011 Plan for purposes of Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction for certain compensation paid to our Chief Executive Officer and certain other executive officers in a taxable year to the extent that compensation to any such a covered employee exceeds $1 million for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the Code, are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. The deduction limit does not apply to compensation paid under a stockholder approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the Code. While we believe it is in the best interests of the Company and our shareholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code under the A&R 2011 Plan, we may decide to grant compensation to covered employees that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under the A&R 2011 Plan, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

Generally, compensation attributable to stock options, appreciation rights and other performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m) of the Code; (2) the plan under which the award is granted states the maximum number of shares with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders (or, in the case of stock options or appreciation rights, the increase in the value of the shares after the date of grant). Stockholder approval of this proposal is intended to satisfy the stockholder approval requirements under Section 162(m) of the Code.

We are seeking stockholder approval of the material terms for “qualified performance-based compensation” under the A&R 2011 Plan, including the performance measures and applicable individual grant limits under the A&R 2011 Plan, as well as the individuals eligible to receive awards under the A&R 2011 Plan, to have the flexibility to potentially grant awards under the A&R 2011 Plan that may be fully deductible for federal income tax purposes. If our stockholders approve the material terms for “qualified performance-based compensation” under the A&R 2011 Plan, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to certain awards intended to be “qualified performance-based compensation” issued under the A&R 2011 Plan to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2022 Annual Meeting of Shareholders (in other words, for five years).

Reasons Why You Should Vote in Favor of the Approval of the A&R 2011 Plan

The Board of Directors recommends a vote for the approval of the A&R 2011 Plan because it believes the plan is in the best interests of the Company and its stockholders for the following reasons, including the sound governance features listed below:

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. One purpose of the A&R 2011 Plan is to promote the success of the Company by giving the Company the ability to attract, retain and motivate key personnel and provide participants with a plan that provides incentives directly related to increases in the value of the Company.

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the A&R 2011 Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.

Performance based. The A&R 2011 Plan allows the Company to provide incentive compensation and performance compensation awards that may qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Summary of Sound Governance Features of the A&R 2011 Plan

The Board of Directors and Compensation Committee believe the A&R 2011 Plan contains features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

No “evergreen” provision. The number of shares of our Common Stock available for issuance under the A&R 2011 Plan is fixed and will not adjust based upon the number of shares outstanding. We currently expect the number of shares authorized for issuance under the A&R 2011 Plan will be sufficient to provide for future awards for approximately three to five years, at which time we expect to ask our stockholders to approve an additional share authorization.

Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our Common Stock currently authorized for issuance under the 2011 Plan is 5,625,676 shares and an additional 1,500,000 shares are requested under the A&R 2011 Plan. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the A&R 2011 Plan. As of September 30, 2016, there were no shares subject to stock options outstanding under the 2011 Plan.

Dividends subject to restrictions. Dividends, if any, paid on any equity award are subject to the same vesting requirements as the underlying award.

Stock options and stock appreciation rights are not discounted. The A&R 2011 Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

No repricing or exchange without stockholder approval. The A&R 2011 Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

Material amendments require stockholder approval. Material changes to the A&R 2011 Plan, including increasing the number of shares authorized for issuance and repricing of stock options and SARs require stockholder approval.

No liberal share counting provisions. The following types of shares will not again be available for issuance under the A&R 2011 Plan: (i) shares withheld to cover the exercise price or strike price of awards and (ii) shares withheld to cover the payment of taxes with respect to any award.

“Clawback” provision. The A&R 2011 Plan contains a “clawback” provision, which provide that the Compensation Committee may include in an award agreement, that if a participant is determined by the Compensation Committee to have violated a non-competition, non-solicitation or non-disclosure agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any of its Affiliates (as defined in the A&R 2011 Plan), all rights of the participant under the A&R 2011 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Act), awards shall be subject to clawback, forfeiture or similar requirement. Awards to executive officers are also subject to the Company’s clawback policy, which requires the recoupment of certain excess incentive compensation in the event of a material restatement of the Company’s financial statements.

Summary of the A&R 2011 Plan

The following is a summary of the material provisions of the A&R 2011 Plan. This summary does not purport to be a complete description of all the provisions of the A&R 2011 Plan and is qualified in its entirety by reference to the complete text of the A&R 2011 Plan, a copy of which is attached as Appendix A to this proxy statement.

Effective Date. The A&R 2011 Plan will expire on January 24, 2027, provided that the A&R 2011 Plan is approved by stockholders.

Administration. Our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) administers the A&R 2011 Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the A&R 2011 Plan and to adopt, alter, and repeal rules, guidelines, and practices relating to the 2011 Plan. The Compensation Committee has full discretion to administer and interpret the A&R 2011 Plan and to adopt such rules, regulations, and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers, or consultants of the Company or any of its Affiliates are eligible for awards under the A&R 2011 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the A&R 2011 Plan. Additional employees of certain designated foreign subsidiaries of the Company are also eligible under separate “Sub Plans.” As of December 1, 2016, there were approximately 190 employees, 42 officers, 7 non-employee directors, and no consultants of the Company expected to participate in the A&R 2011 Plan.

Number of Shares Authorized; Limitations; Share Counting. The A&R 2011 Plan currently provides for an aggregate of 7,125,676 shares of our Common Stock to be available for awards under the A&R 2011 Plan. No more than 1,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the A&R 2011 Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 300,000 shares of our Common Stock in any one year. No more than 200,000 shares of our Common Stock may be granted under the A&R 2011 Plan to any participant during any single fiscal year with respect to performance compensation awards in any one performance period. The maximum amount payable to a participant under the A&R 2011 Plan pursuant to a performance award for any single year during a performance period is $20,000,000 (with respect to each year if the performance period is more than one year). No non-employee director may be granted awards having an aggregate maximum value at the date of grant, together with any cash fees payable to such non-employee director, in excess of $750,000 with respect to the non-executive chairperson of the Board of Directors and $1,000,000 with respect to any other non-employee director.

Shares of our Common Stock subject to awards are generally unavailable for future grant unless such awards are subsequently terminated, canceled or forfeited without the participant having benefited therefrom; provided that, in no event shall shares used in payment of the exercise price or strike price of an award or any taxes required to be withheld in respect of an award increase the number of shares of Common Stock that may be delivered pursuant to incentive stock options granted under the A&R 2011 Plan. If there is any change in our corporate capitalization (as discussed below), the Compensation Committee, in its sole discretion, may make substitutions or adjustments to (i) the number of shares reserved for issuance under the A&R 2011 Plan, (ii) the number of shares covered by awards then outstanding under the A&R 2011 Plan, (iii) the limitations on awards under the A&R 2011 Plan, (iv) the exercise price or strike price of outstanding options or SARs, respectively, and (v) such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of (a) a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, consolidation, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control (as defined in the A&R 2011 Plan)) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or any of its Affiliates, or the financial statements of such entities, or changes in applicable rules, rulings or regulations or other requirements of any governmental body or securities exchange, accounting principles or laws, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the A&R 2011 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company (whether directly or indirectly) or with which the Company combines (“Substitute Awards”). All types of awards shall be subject to the terms and conditions established by the Compensation Committee and specified in an award agreement.

Stock Options. The Compensation Committee is authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the A&R 2011 Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option” and such option has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code.

Under the terms of the 2011 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards, as provided for in the A&R 2011 Plan). Options granted under the A&R 2011 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the A&R 2011 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided that, if the term of a non-qualified option would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent, and/or shares of Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest or are Mature Shares (as defined under the A&R 2011 Plan)), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) in other property having a fair market value on the date of exercise equal to the exercise price, (ii) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise,” or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Common Stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the A&R 2011 Plan. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares, or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the A&R 2011 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant.

Restricted Stock. The Compensation Committee is authorized to award restricted stock under the A&R 2011 Plan. Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Compensation Committee for a period of time determined by the Compensation Committee.

Restricted Stock Units. The Compensation Committee is authorized to award restricted stock units. Awards of restricted stock shall be subject to the terms and conditions established by the Compensation Committee and specified in an award agreement. Unless the Compensation Committee determines otherwise as specified in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the restricted stock units are to be earned, then any unvested units will be forfeited.

Unless the Compensation Committee determines otherwise as specified in an award agreement, upon the expiration of the period of time over which the restricted stock units are to be earned, the participant will receive one share of Common Stock for each outstanding restricted stock unit or, at the Compensation Committee’s election, an amount in cash equal to the fair market value of the aggregate number of shares of Common Stock as of the expiration date of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any withholding taxes. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Compensation Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends (and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled following the release of restrictions on such restricted stock units and, if such restricted stock units are forfeited, the participant will have no right to such dividend equivalent payments.

Other Stock-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may designate any award under the A&R 2011 Plan, at or before the time of grant, as a “Performance Compensation Award” by conditioning the vesting of the award on the satisfaction of certain “Performance Goals,” and such awards may or may not be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit, or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, Free Cash Flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•	gross or net operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets or cost reduction goals, general and administrative expense savings;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•	objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);

•	system-wide revenues;

•	royalty income;

•	cost of capital, debt leverage, year-end cash position, or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative, or adjusted basis to measure the performance of the Company and/or its Affiliates or any divisions, operation, or business units, product lines, brands, business segments, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the committee deems appropriate, or stock market indices. The Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. The Performance Goals for any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be established by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that, the outcome is substantially uncertain at the time the Compensation Committee establishes the Performance Goal; and provided further that, in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) items determined to be unusual in nature and/or infrequent in occurrence as described in the Financial Accounting Standards Board Accounting Standards Update No. 2015-01 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or infrequently occurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (i) the Performance Goals for such period are achieved, and (ii) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the A&R 2011 Plan) to such achieved Performance Goals.

Effect of Change in Control. Unless otherwise provided in an award agreement, in the event of a “Change in Control” (as defined in the A&R 2011 Plan) the Board of Directors may in its sole discretion provide that, with respect to any particular outstanding award: (a) all then-outstanding options and SARs shall become immediately exercisable as of immediately prior to the Change in Control with respect to up to 100% of the shares subject to such option or SAR; (b) any restricted period shall expire as of immediately prior to the Change in Control with respect to up to 100% of then-outstanding shares of restricted stock or RSUs (including, without limitation, a waiver of any applicable Performance Goals); (c) all incomplete performance periods in effect on the date the Change in Control occurs shall end on such date, and the Compensation Committee may (i) determine the extent to which Performance Goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant, and (ii) cause the participant to receive partial or full payment of awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee; and (d) cause awards previously deferred to be settled in full as soon as practicable.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendments and Termination. The A&R 2011 Plan has a term of ten years. The Board of Directors may amend, suspend, or terminate the A&R 2011 Plan at any time; provided that, stockholder approval to amend the A&R 2011 Plan may be necessary if such approval is necessary to comply with any tax or regulatory requirement applicable to the A&R 2011 Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not be effective without the consent of the affected participant, holder or beneficiary.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder, or beneficiary; and provided further that, without stockholder approval, (a) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR; (b) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price), cancel any SAR and replace it with a new SAR (with a lower strike price), and no option or SAR may be exchanged for cash or another award in a manner which would either (i) be reportable on the Company’s proxy statement as options which have been “repriced” (as such term in used in regulations promulgated under the Exchange Act), or

(ii) result in any “repricing” for financial statement reporting purposes (or otherwise cause the award to fail to qualify for equity accounting treatment) and (c) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted. However, stockholder approval is not required with respect to clauses (a), (b) and (c) above for any action specifically permitted by Section 12 (Changes in Capital Structure and Similar Events) of the A&R 2011 Plan. In addition, none of the requirements described in the preceding clauses (a), (b) and (c) can be amended without stockholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the A&R 2011 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (a) two years from the date of grant of the option, or (b) one year from the date of exercise of the option. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, the Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be recognized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The A&R 2011 Plan is designed so that certain awards may meet an exception with respect to grants of options and SARs to covered employees. In addition, the A&R 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units, and other awards (including cash bonus awards) to be awarded as performance compensation awards that may qualify under the “performance-based compensation” exception to Section 162(m) of the Code. The Compensation Committee may choose to grant awards under the A&R 2011 Plan that do not qualify as “performance-based compensation,” are not fully-deductible for income tax purposes and do not qualify for any exception to Code Section 162(m)’s limit.

Section 409A of the Code. Section 409A of the Code generally affects amounts deferred by a participant. Section 409A provides that “deferred compensation” must comply with Section 409A of the Code and if it does not, the compensation is subject to a 20% additional excise tax plus, in certain cases, an interest charge.

Importance of Consulting a Tax Advisor. The foregoing discussion is a summary only and does not purport to be complete. In addition, the information is based upon existing U.S. tax laws and regulations and, therefore, is subject to change when those laws or rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax advisor as to the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of any award.

Interests of Certain Persons in the Action Taken

Each of our directors and executive officers is a potential recipient of awards under the A&R 2011 Plan. While as of the date this proxy statement is first sent to stockholders our Board of Directors and the Compensation Committee have not committed to grant any awards to any director or executive officer not otherwise disclosed herein, we expect that the Board of Directors and Compensation Committee will grant awards to such participants in accordance with the A&R 2011 Plan and our current compensation policies.

Awards Granted Under the 2011 Plan

The table below summarizes all of the awards of any kind made under the 2011 Plan to our named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees of the Company, including all current officers who are not executive officers, as a group from the time the 2011 Plan became effective in 2011 through the Record Date.

Name and Position	Shares Subject to Stock Options (#)	Stock Appreciation Rights (#)	Shares of Restricted Stock (#)	Shares Underlying RSUs (#)	Other Stock- Based Awards (#)	Performance Awards (#)
Andreas Rouvé Chief Executive Officer and President	—	—	—	203,481	—	—

David M. Maura Executive Chairman of the Board of Directors	—	—	—	338,917	—	—

Douglas L. Martin Executive Vice President and Chief Financial Officer	—	—	—	86,751	—	—

Nathan E. Fagre Senior Vice President, General Counsel and Secretary	—	—	—	110,457	—	—

Stacey L. Neu Senior Vice President of Human Resources	—	—	—	54,975	—	—

Executive Group	—	—	—	—	—	—

Non-Executive Director Group	—	—	—	88,835	—	—

Non-Executive Officer Employee Group	—	—	—	3,450,967	—	—

New Plan Benefits

The executive officers, directors, and employees of the Company or any of its subsidiaries who participate in the 2011 Plan, and the awards that may or will be made to any of them in the future, are to be determined in the discretion of the Compensation Committee and are not determinable at this time. The table below summarizes all of the awards of any kind made under the 2011 Plan to our named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees of the Company, including all current officers who are not executive officers, as a group during Fiscal 2016.

Name and Position	Shares Subject to Stock Options (#)	Stock Appreciation Rights (#)	Shares of Restricted Stock (#)	Shares Underlying RSUs (#)	Other Stock- Based Awards (#)	Performance Awards (#)
Andreas Rouvé Chief Executive Officer and President	—	—	—	37,693	—	—

David M. Maura Executive Chairman of the Board of Directors	—	—	—	101,167	—	—

Douglas L. Martin Executive Vice President and Chief Financial Officer	—	—	—	21,091	—	—

Nathan E. Fagre Senior Vice President, General Counsel and Secretary	—	—	—	15,902	—	—

Stacey L. Neu Senior Vice President of Human Resources	—	—	—	9,410	—	—

Executive Group	—	—	—	—	—	—

Non-Executive Director Group	—	—	—	16,617	—	—

Non-Executive Officer Employee Group	—	—	—	301,163	—	—

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to approve the A&R 2011 Plan. Abstentions will have the same effect as a vote against the proposal, but broker non-votes will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the A&R 2011 Plan.

OTHER MATTERS

The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card and the Internet and telephone proxy submission procedures.

COMMUNICATIONS WITH THE BOARD

The Board of Directors welcomes communications from stockholders. Generally, stockholders who have questions or concerns should contact our Vice President, Investor Relations at (608) 275-3340, or via e-mail at investorrelations@spectrumbrands.com. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, the non-management directors as a group, any committee of the Board of Directors, or any chairperson of any such committee by mail or e-mail. To communicate with the Board of Directors, any individual director, the non-management group, or any committee of directors by mail, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sent to Spectrum Brands Holdings, Inc., Attention: General Counsel, 3001 Deming Way, Middleton, WI 53562. To communicate with any of our directors electronically, stockholders should send an e-mail addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title to investorrelations@spectrumbrands.com.

All communications received as set forth in the preceding paragraph will be opened by the General Counsel for the sole purpose of determining whether the contents represent a message to our directors. The General Counsel will forward copies of all correspondence that, in the opinion of the General Counsel, deal with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Under the rules and regulations of the SEC, stockholder proposals intended to be presented in our proxy statement for the annual meeting of stockholders to be held in 2018 must be received at our principal executive offices at 3001 Deming Way, Middleton, WI 53562, no later than August 24, 2017 in order to be considered for inclusion in our proxy statement for such meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies. In order to be considered for inclusion in our proxy statement, the proposal must comply in all respects with the rules and regulations of the SEC and our By-Laws.

Under our By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of stockholders to be held in 2018 may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than September 26, 2017 and not later than October 26, 2017. The notice provided by a stockholder must contain certain information as specified in our By-Laws. Notice of any proposal received after October 26, 2017 will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives.

ANNUAL REPORT AND FORM 10-K

A copy of our Annual Report on Form 10-K filed with the SEC is available upon request by writing to the Vice President, Investor Relations, Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, Wisconsin 53562 or via e-mail at investorrelations@spectrumbrands.com.

Our Annual Report for the fiscal year ended September 30, 2016, including the financial statements for Fiscal 2016, is being mailed to stockholders with this proxy statement. An additional copy of the Annual Report may be obtained by writing to the Vice President, Investor Relations at the above mailing address or electronic mail address.

By Order of the Board of Directors,

Nathan E. Fagre

Senior Vice President, General Counsel and Secretary

December 21, 2016

Appendix A

SPECTRUM BRANDS HOLDINGS, INC.

Amended & Restated 2011 Omnibus Equity Award Plan

1. Purpose. The purpose of the Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within ten days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within ten days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean the occurrence of any of the following:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (A) and (B) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (A) and (B), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i) – (iv) above, (x) the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events or (y) a Designated Holder or Designated Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the Company or any successor.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means Spectrum Brands Holdings, Inc., a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized by the Committee, or such other date as may be specified in such authorization.

(l) “Designated Holder” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Group, Inc., and their respective Affiliates and subsidiaries.

(m) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(o) “Effective Date” means January 24, 2017, provided that the Plan is approved by the stockholders at the 2017 Annual Meeting of the Company.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii) above, the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith in its sole discretion to be the fair market value of the Common Stock.

(u) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “Good Reason” is specifically referred to in any Award but is not defined therein, the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than 50 miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within 30 days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within 30 days following receipt of such notice.

(v) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of the Plan.

(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y) “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.

(z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “NYSE” means the New York Stock Exchange.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(gg) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(hh) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(ii) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(jj) “Performance Goal(s)” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(kk) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ll) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(mm) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(nn) “Plan” means this Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan.

(oo) “Prior Plan” shall mean, as amended from time to time, each of the Spectrum Brands Holdings, Inc. 2007 Omnibus Equity Award Plan and the Spectrum Brands Inc. 2009 Incentive Plan.

(pp) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(qq) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed by or provide continuous services to the Company or an Affiliate for a specified period of time), granted under Section 9 of the Plan.

(rr) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed by or provide continuous services to the Company or an Affiliate for a specified period of time), granted under Section 9 of the Plan.

(ss) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(uu) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(vv) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(ww) “Substitute Awards” has the meaning given such term in Section 5(e) of the Plan.

(xx) “Sub Plans” has the meaning given such term in Section 1 of the Plan.

3. Effective Date; Duration. The Plan, as amended and restated, shall be effective as of the Effective Date. The expiration date of the Plan on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By-laws (each, as amended). The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations:

(i) subject to Section 12 of the Plan, no more than 7,125,676 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan;

(ii) subject to Section 12 of the Plan, no more than 300,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year;

(iii) subject to Section 12 of the Plan, no more than 1,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan;

(iv) subject to Section 12 of the Plan, no more than 200,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to a Participant during any single fiscal year for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 200,000 shares of Common Stock on the last day of the Performance Period to which such Award relates;

(v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Award denominated in cash described in Section 11(a) of the Plan shall be $20,000,000; and

(vi) In no event will any non-employee director in any calendar year be granted awards under the Plan having an aggregate maximum value at the Date of Grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee director for such calendar year, in excess of (A) with respect to the non-executive chairperson of the Board, $1,000,000 and (B) with respect to any other non-employee director, $750,000.

(c) Shares of Common Stock shall not be deemed to have been used in settlement of Awards unless and until they are actually issued and delivered to a Participant or the Fair Market Value equivalent of such shares is paid in cash. If shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price or Strike Price of an Award, as applicable, or any taxes to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall not become available for other Awards under the Plan. In no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit”, (i) in the case of forfeited Restricted Stock, by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled, by reason of a new Award being granted in substitution therefor.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. No further awards shall be granted under any Prior Plan.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market

Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 of the Plan and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement, the Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the unvested portion of Restricted Stock and the unvested portion of Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock, upon the release of restrictions on such share, shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate or electronic book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or notation substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SPECTRUM BRANDS HOLDINGS, INC. AMENDED & RESTATED 2011 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                 , BETWEEN SPECTRUM BRANDS HOLDINGS, INC. AND                  . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SPECTRUM BRANDS HOLDINGS, INC.

10. Other Stock Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to (i) designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code or (ii) grant such Award to a Participant, including a “covered employee” (within the meaning of Section 162(m) of the Code), that does not or is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee”, the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 14 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Award(s) to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Award(s) to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other “value creation” metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii) client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, to specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) items determined to be unusual in nature and/or infrequent in occurrence as described in the Financial Accounting Standards Board Accounting Standards Update No. 2015-01 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or infrequently occurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of

Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards (or awards of an acquiring Company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Board may in its sole discretion provide that, with respect to any particular outstanding Award or Awards:

(a) all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the Change in Control with respect to up to 100% of the shares subject to such Option or SAR;

(b) the Restricted Period shall expire as of immediately prior to the Change in Control with respect to up to 100% of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals);

(c) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee; and

(d) cause Awards previously deferred to be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Board under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

15. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award, any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or equityholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to conditions regarding the passage of time) (although dividend equivalents may be accumulated in respect of such unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable). If provided in the applicable Award agreement, (x) accumulated dividends, if any, with respect to shares of Restricted Stock shall be distributed to the Participant upon the expiration of the Restricted Period with respect to such shares of Restricted Stock and (y) accumulated dividend equivalent payments, if any, with respect to outstanding Restricted Stock Units shall be payable at the same time as the underlying Restricted Stock Units are settled following the expiration of the Restricted Period with respect to such Restricted Stock Units.

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the maximum individual statutory withholding liability).

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an

Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, as determined by the Committee in its sole judgment, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disabled” or “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an

Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirements. Grants of Awards to executive officers shall also be subject to the Company’s Compensation Clawback Policy, as amended from time to time in accordance with applicable law (including without limitation the Dodd Frank Act).

(v) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions following the date of initial stockholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(w) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

As adopted by the Board of Directors of Spectrum Brands Holdings, Inc.

on October 21, 2010, amended effective as of January 28, 2014 and amended and restated effective as of January 24, 2017.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

5:00 p.m., Central Time, on January 23, 2017.

Vote by Internet • Log on to the Internet and go to http://proxy.georgeson.com/ • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote “FOR” the listed nominees, “FOR” Proposals 2, 3 and 5 and for every “1 YEAR” on Proposal 4.

1.	Election of Class I Directors for a Three-Year Term:
		For	Withhold					For	Withhold
	01. Kenneth C. Ambrecht	☐	☐	02. Andreas Rouvé				☐	☐

					For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2017.				☐	☐	☐	3.	To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.	☐	☐	☐
				1 Year	2 Years	3 Years	Abstain
4.	To approve, on a non-binding advisory basis, the frequency of the stockholder vote on the compensation of the Company’s named executive officers.			☐	☐	☐	☐	5.	To approve the Amended & Restated Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan.	☐	☐	☐

 B  Non-Voting Items

Change of Address — Please print new address below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each joint holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Notice of Annual Meeting of Stockholders and Proxy Statement, 2016 Annual Report on Form 10-K of Spectrum Brands Holdings, Inc., and form of proxy for the Annual Meeting are also available, without charge, at www.spectrumbrands.com, or from the SEC’s website at www.sec.gov. You also may request a copy of these materials, without charge, by sending an email to investorrelations@spectrumbrands.com. Please make your request no later than January 16, 2017 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials. For meeting directions please call (608) 275-3340.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — SPECTRUM BRANDS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

January 24, 2017

This Proxy is solicited by the Board of Directors for use at the Spectrum Brands Holdings, Inc. Annual Meeting of Stockholders on January 24, 2017 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 21, 2016, receipt of which is hereby acknowledged, does hereby appoint and constitute ANDREAS ROUVÉ, DOUGLAS L. MARTIN and NATHAN E. FAGRE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the “Company”) to be held at the Westin Stonebriar Hotel, 1549 Legacy Drive, Frisco, Texas 75034, on Tuesday, January 24, 2017, beginning at 8:30 a.m., Central Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE